As filed with the Securities and Exchange Commission on August 26, 2005

Registration No. 333-127863

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Apollo Resources International, Inc.

(formerly Powerball International, Inc.)

(Name of small business issuer as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	1381 (Primary Standard Industrial Classification Code Number)	84-1431425 (I.R.S. Employer Identification No.)
3001 Knox Street Suite 403 (214) 389-9800 (Address and telephone number of principal executive offices)

Copies of communications to:
Dennis McLaughlin Chief Executive Officer 3001 Knox Street, Suite 403 Dallas, Texas 75205 (214) 389-9800 Telecopy: (214) 389-9806	Roger A. Crabb, Esq. Scheef & Stone, LLP 5956 Sherry Lane, Suite 1400 Dallas, Texas 75225 (214) 706-4200 Telecopy: (214) 706-4242
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to public: From time to time after the effectiveness of this registration statement, as determined by the selling shareholder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, par value $0.001 per share, underlying convertible promissory notes(3)	12,000,000	$0.36	$5,640,000	$508.46
Common stock, par value $0.001 per share, underlying warrants(4)	12,000,000	$0.36	$5,640,000	$508.46
Common stock, par value $0.001 per share, underlying convertible promissory notes(5)	12,000,000	$0.36	$5,640,000	$508.46
Common stock, par value $0.001 per share, underlying warrants(6)	12,000,000	$0.36	$5,640,000	$508.46
Common stock, par value $0.001 per share, underlying warrants(7)	2,400,000	$0.36	$1,128,000	$101.69
Common stock, par value $0.001 per share, underlying warrants(8)	2,400,000	$0.36	$1,128,000	$101.69
Total	52,800,000	$0.36	$24,816,000	$2,237.22

(1)    Pursuant to Rule 416, the Registration Statement also covers such indeterminate additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar events.

(2)    Estimated solely for purposes of calculating registration fee pursuant to Rule 457(c), based upon the average of the bid and asked prices for the common stock on November 4, 2005 on the OTC Bulletin Board.

(3)    Represents a good faith estimate of the shares of common stock issuable upon conversion of the 8% secured convertible notes issued to certain selling shareholders based upon a conversion price of $0.25 per share.

(4)    Represents a good faith estimate of the shares of common stock issuable upon exercise of warrants issued to certain selling shareholders.

(5)    Represents a good faith estimate of the shares of common stock issuable upon conversion of additional 8% secured promissory notes, which are issuable upon exercise of an additional investment right.

(6)    Represents a good faith estimate of the shares of common stock issuable upon exercise of warrants issuable to certain shareholders upon exercise of the additional investment right.

(7)    Represents a good faith estimate of the shares of common stock issuable upon exercise of warrants issued to H. C. Wainwright & Co., Inc., our placement agent.

(8)    Represents a good faith estimate of the shares of common stock issuable upon exercise of convertible promissory note warrants issued to 1st SB Partners Ltd., our advisor.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated November 10, 2005

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus in not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS

52,800,000 Shares

APOLLO RESOURCES INTERNATIONAL, INC.

Common Stock

This prospectus covers the resale by the selling shareholders of up to 48,000,000 shares of common stock, including up to (i) 12,000,000 shares of common stock issuable upon conversion of $3,000,000 aggregate principal amount of 8% secured convertible promissory notes issued to certain selling shareholders based upon a conversion price of $0.25 per share, (ii) 12,000,000 shares of common stock issuable upon the exercise of warrants issued to holders of the foregoing notes, (iii) 12,000,000 shares of common stock issuable upon the conversion of additional 8% secured convertible promissory notes issuable upon exercise of an additional investment right held by the current noteholders and based upon a conversion price of $0.25 per share, and (iv) 12,000,000 shares of common stock issuable upon the exercise of warrants issuable upon exercise of the additional investment right. The selling shareholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

This prospectus also relates to the issuance of (i) 2,400,000 shares of common stock underlying warrants issued to our placement agent, H. C. Wainwright & Co., Inc. and (ii) 2,400,000 shares of common stock underlying warrants issued to our advisor, 1st SB Partners, Ltd. One-half of the placement agent warrants have an exercise price of $0.25 per share and the balance have an exercise price of $0.30 per share. One-half of the advisor warrants have an exercise price of $0.25 per share and the balance have an exercise price of $0.30 per share.

We are not selling any shares of Common Stock in this offering and therefore will not receive any proceeds from this offering. We may, however, receive proceeds upon the exercise of the warrants described throughout this prospectus in the event that such warrants are exercised. We will bear all costs associated with this registration.

These shares may be sold by the selling shareholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

The selling shareholders, and any participating broker-dealers, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Our common stock is quoted on the OTC Bulletin Board, under the symbol “AOOR”. On November 4, 2005, the last reported sale price for the common stock was $0.37 per share.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors,” beginning on page 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

The date of this prospectus is                       , 2005.

You should rely only on information contained in this document or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. You should not assume that the information in the prospectus, or incorporated herein by reference, or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

FORWARD LOOKING STATEMENTS

We caution readers that certain important factors may affect our actual results and could cause these results to differ materially from any forward-looking statements that we make in this prospectus. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. This prospectus contains statements that constitute “forward-looking statements.” These forward-looking statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “plans,” “may,” “will,” or similar terms. These statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations with respect to many things. Some of these things are:

•       trends affecting our financial condition or results of operations for our limited history;

•       our business and growth strategies; and

•       our financing plans.

We caution readers that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. In fact, actual results most likely will differ materially from those projected in the forward-looking statements as a result of various factors. Some factors that could adversely affect actual results and performance include:

•       our limited operating history;

•       our future requirements for additional capital funding; and

•       the performance of joint venture partners.

You should carefully consider and evaluate all of these factors. In addition, we do not undertake to update forward-looking statements after we file this report with the SEC, even if new information, future events or other circumstances have made them incorrect or misleading.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. We urge you to read this entire prospectus carefully, including “Risk Factors” on page      and our financial statements and the notes to those financial statements contained elsewhere in this prospectus.

The Company

We maintain our principal executive offices at 3001 Knox Street, Suite 403, Dallas, Texas 75205, telephone (214) 389-9800. Our web site is located at www.apolloresources.com. Information contained on our web site is not part of this prospectus.

The Offering

Common Stock Offered by the Company	None.
Common Stock Offered by the Selling Shareholders

52,800,000 shares, including up to 24,000,000 shares of common stock issuable upon the conversion of convertible promissory notes and up to 28,800,000 shares of common stock issuable upon the exercise of outstanding warrants.

Common Stock Outstanding Prior to this Offering	101,017,810 shares.
Outstanding After this Offering

153,817,810 shares, including up to 24,000,000 shares of common stock covered by this prospectus that are issuable upon the conversion of convertible promissory notes and up to 28,800,000 shares of common stock covered by this prospectus that are issuable upon the exercise of outstanding warrants.

RECENT DEVELOPMENTS

Private Placement

On June 30, 2005, we entered into (and on July 7, 2005 completed the transaction contemplated by) a Note and Warrant Purchase Agreement with the entities listed below, pursuant to which we issued $3,000,000 principal amount of 8% Secured Convertible Promissory Notes and related securities.

Name	Aggregate Principal Amount of Notes	Warrants
Cranshire Capital, L.P.	$250,000	1,000,000
Crescent International Ltd.	$500,000	2,000,000
Iroquois Master Fund Ltd.	$500,000	2,000,000
Omicron Master Trust	$250,000	1,000,000
RHP Master Fund, Ltd.	$550,000	2,200,000
Smithfield Fiduciary LLC	$300,000	1,200,000
SRG Capital, LLC	$150,000	600,000
Sunrise Equity Partners, L.P.	$500,000	2,000,000
TOTAL	$3,000,000	12,000,000

The following summarizes the principal terms of the transaction:

Terms of Secured Convertible Promissory Notes

Pursuant to the Note and Warrant Purchase Agreement, we sold to the parties listed above an aggregate of $3,000,000 principal amount of 8% secured convertible promissory notes, together with warrants to purchase an aggregate of 12,000,000 shares of our common stock, and an additional investment right entitling the holders to purchase from us up to an additional $3,000,000 of 8% secured convertible promissory notes and warrants to purchase an aggregate of 12,000,000 shares of our common stock.

These notes are secured by a continuing security interest in certain of our assets pursuant to the terms of a security agreement among Apollo Resources International, Inc., its wholly owned subsidiaries BC&D Oil and Gas Corporation (“BC&D”) and OGC Pipeline LLC (“OGC”), and the parties listed above. Additional terms of the 8% secured convertible notes include:

•       Unless converted or redeemed as described below, the 8% secured convertible notes are due on December 30, 2007.

•       8% annual interest, payable semi-annually in arrears beginning December 1, 2005. The interest is payable either in cash or at our option (subject to the satisfaction of certain conditions) in shares of our common stock valued at 92.55% of the volume weighted average price of our common stock for the 5 trading days prior to the payment date.

•       While the notes are outstanding, if we issue equity or equity linked securities at a price lower than the conversion price, then the conversion price of these 8% secured convertible notes will be reduced to the same price.

•       The notes are convertible at any time at the option of the holder into shares of our common stock at a conversion price of $0.25 per share. The conversion price is also subject to adjustment upon the occurrence of certain specified events, including stock dividends and stock splits, mergers or consolidations, or certain issuances of common stock at a price below the initial conversion price of $0.25 per share, subject to adjustment as set forth above.

•       The number of shares of our common stock acquired by any holder upon conversion of the notes is limited to the extent necessary to ensure that following the conversion the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock.

•       We can prepay all or any portion of the principal amount of the notes, plus any accrued but unpaid interest at 120% of face amount, but only if certain conditions are satisfied, including an effective registration. If we should elect to prepay the notes, the holders will have 30 calendar days to convert the notes into shares of our common stock. If we elect to prepay the notes, we must do so pro-rata amongst the holders.

Terms of Warrants

We also issued warrants to purchase up to 12,000,000 shares of our common stock. The warrants are exercisable for five years from the date of issuance at an exercise price of $0.30 per share.

The warrant exercise price is subject to adjustment upon the occurrence of certain specified events, including stock dividends and stock splits, pro rata distributions of equity securities, evidences of indebtedness, rights or warrants to purchase common stock or cash or any other asset, mergers or consolidations, or certain issuances of common stock at a price below the initial exercise price of $0.30 per share.

The warrants include a “cashless exercise” feature, which permits the holder to exercise the warrants by surrender of a portion of the warrants. The cashless exercise feature is available to the holder, if at the time of exercise, there is not in effect a registration statement covering the shares underlying the warrants.

Terms of Additional Investment Right

We also issued an additional investment right, which entitles the holders to purchase (a) up to an additional $3,000,000 principal amount of 8% secured convertible notes and (b) warrants to purchase up to an additional 12,000,000 shares of our common stock. This additional investment right vests 30 days following the registration of the underlying shares of common stock and ends six months thereafter. The terms and conditions of the securities contained in the additional investment right will be identical to the initial notes and warrants.

Registration of Common Stock

We agreed to file a registration statement with the Securities and Exchange Commission registering the shares of common stock issuable upon conversion of the notes and exercise of the warrants, as well as the shares related to the additional investment right. If we had failed to file the registration statement on a timely basis, or if it is not declared effective by the Securities and Exchange Commission within a maximum of 120 days from the date we closed the transaction contemplated by the Note and Warrant Purchase Agreement (July 7, 2005), we are required to pay to the investors liquidated damages equal to 2.0% of the amount invested and liquidated damages equal to 1.0% of the amount invested for each subsequent 30-day period.

Exchange Rights

For the 24-month period from the date of the closing, if we complete a private equity or equity-linked financing on terms more favorable than the terms governing the notes, the holders of the notes may exchange the notes at 100% of face value for the securities in such new financing, provided that the exchange is in compliance with applicable securities laws.

Right of First Offer

For the 12-month period from the date of the closing, the note holders will have the right of first offer to purchase all or part of any private financing, subject to certain exceptions, including employee options plans, the issuance of stock for situations involving strategic partnerships, acquisition candidates and underwritten public offerings.

Change of Control

In the event a third party acquires greater than 50% of our outstanding shares of common stock, the holders may elect to have the Notes redeemed by us at 110% of face value plus all accrued interest and unpaid interest, which, at the holders’ option, may be paid in cash or common stock.

Placement Agent Fees; Other Fees

We engaged H.C. Wainwright & Co., Inc., as the exclusive placement agent in connection with the private placement. Under our agreement with Wainwright, we paid them a cash fee of $210,000 (7% of the gross proceeds of the financing) and, in addition, we issued to Wainwright warrants to purchase 1,200,000 shares of common stock at $0.25 and warrants to purchase 1,200,000 shares of common stock at $0.30. The warrants generally have the same terms as the warrants issued to the investors. In addition, we agreed to pay to Wainwright a cash fee of 7% of the aggregate consideration received by us from the exercise of any warrants. We paid the investors approximately $21,000 for the legal fees they incurred in connection with this transaction. We also engaged 1st SB Partners Ltd. as an advisor in connection with the private placement. Under our agreement with 1st SB, we paid them a cash fee of $210,000 (7% of the gross proceeds of the financing) and, in addition, we issued to 1st SB warrants to purchase 1,200,000 shares of common stock at $0.25 and warrants to purchase 1,200,000 shares of common stock at $0.30. The warrants generally have the same terms as the warrants issued to the investors.

Risk Factors

We urge you to read the “Risk Factors” section beginning on page 9 of this prospectus so that you understand the risks associated with an investment in our common stock.

Summary Financial Information

The summary financial information set forth below with respect to our consolidated statement of operations for the fiscal year ended December 31, 2004 and with respect to the consolidated balance sheet as at December 31, 2004, is derived from, and should be read in conjunction with, our audited consolidated financial statements and the notes thereto included elsewhere in this prospectus.

Year Ended December 31, 2004
Statement of operation data:
Net oil & gas sales	$69,544
Cost of Sales	77,374
Gross Loss	(7,830)
Selling, General and Administrative Costs	1,578,732
Operating Loss	(1,586,562)
Other Income (Expense), Net	(23,619)
Net Loss	$(1,610,181)

As of December 31, 2004
Balance sheet data:
Total assets	$7,889,132
Current liabilities	$3,305,261
Total liabilities	$3,305,261

RISK FACTORS

There are many risks that may affect your investment in our common stock, including those described below. You should carefully consider these risk factors together with all of the other information. If any of these or other risks actually occur, our business, financial condition and operating results, as well as the trading price or value of our securities could be materially adversely affected and you may lose all or part of your investment.

Risks relating to our business

Our limited operating history makes evaluating our business and prospects difficult.

Our limited operating history and recent acquisitions make it difficult to evaluate our current business and prospects or to accurately predict our future revenues or results of operations. Our revenue and income potential are unproven, and our business plan is constantly evolving. The oil and gas industry is constantly changing and the market for alternative fuels is evolving; therefore we may need to continue to modify our business plan to adapt to these changes. As a result, we are more vulnerable to risks, uncertainties, expenses and difficulties than more established companies.

We have a history of operating losses and we anticipate losses for the foreseeable future. Unless we are able to generate profits and positive cash flow we may not be able to continue operations.

We incurred a net loss of $1,610,181 for the year ended December 31, 2004. We expect operating losses to continue for the foreseeable future as we incur expenditures for:

•       future acquisitions and integration of recent acquisitions;

•       research and development for alternative fuels;

•       production and development on oil and gas properties;

•       enhancement and maintenance of pipelines; and

•       general business enhancement.

With increased on-going operating expenses, we will need to generate significant revenues to achieve profitability. Consequently, we may never achieve profitability. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

In their report for our most recent fiscal year, our independent auditors stated that our financial statements for the year ended December 31, 2004 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of a loss for the year ended December 31, 2004 in the amount of approximately $1,610,181. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. The going concern qualification in the auditor’s report increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful. If we do not continue as a going concern, stockholders may lose their entire investment.

We may have difficulty raising additional capital, which could deprive us of necessary resources to grow our business and achieve our business objectives.

We expect to continue to devote capital resources to fund remedial work or equipment repair on our New Mexico properties, and other elements of our business plan. In order to support the initiatives envisioned in our business plan, we intend to raise additional funds through the sale of equity, debt or a combination of the two. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the price of oil and gas.

Because our common stock is listed on the over-the-counter bulletin board, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock. If we are unable to raise additional funds when we need them, we may have to severely curtail our operations.

The Company’s revenue and operating results may fluctuate significantly from quarter to quarter, and fluctuations in operating results could cause our stock price to decline.

The Company’s revenue and operating results may vary significantly from quarter to quarter due to a number of factors. In future quarters, operating results may be below the expectations of public market analysis or investors, and the price of our common stock may decline. Factors that could cause quarterly fluctuations include:

•       the ability to secure new significant contracts during a quarter; and

•       the ability to raise the necessary capital to fund working capital, execute mergers, acquisitions and asset purchases.

The loss of any of our key personnel would likely have an adverse effect on our business.

Our future success depends, to a significant extent, on the continued services of our key personnel. Our loss of any of these key personnel most likely would have an adverse effect on our business. Competition for personnel throughout the oil and gas industry is intense and we may be unable to retain our current management and staff or attract, integrate or retain other highly qualified personnel in the future. If we do not succeed in retaining our current management and staff or in attracting and motivating new personnel, our business could be materially adversely affected.

Our executive officers and our directors have significant voting power and may take actions that may be different than actions sought by our other shareholders.

Our executive officers and directors own approximately 22% of our common stock and, accordingly, will be able to exercise influence over all matters requiring shareholder approval. This influence over our affairs might be adverse to the interest of our other stockholders.

Acquisitions may prove to be worth less than we paid because of uncertainties in evaluating recoverable reserves and potential liabilities.

Our recent growth is due to acquisitions of production companies, producing properties, pipeline assets and interests in alternative fuels companies. The success of any completed acquisition will depend in part on our ability to integrate effectively the acquired business into our operations. The process of integrating an acquired business may involve unforeseen difficulties and may require a disproportionate amount of management attention and financial and other resources. Our failure to incorporate the acquired businesses and assets into our existing operations successfully or to minimize any unforeseen operational difficulties could have a material adverse effect on our financial condition and results of operations.

We expect acquisitions will also contribute to our future growth. Successful acquisitions require an assessment of a number of factors, including estimates of recoverable reserves, exploration potential, future oil and gas prices, operating costs and potential environmental and other liabilities. Such assessments are inexact and their accuracy is inherently uncertain. In connection with our assessments, we perform a review of the acquired properties which we believe is generally consistent with industry practices. However, such a review will not reveal all existing or potential problems. In addition, our review may not permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. We do not inspect every well. Even when we inspect a well, we do not always discover structural, subsurface and environmental problems that may exist or arise. We are generally not entitled to contractual indemnification for preclosing liabilities, including environmental liabilities. Normally, we acquire interests in properties on an “as is” basis with limited remedies for breaches of representations and warranties. As a result of these factors, we may not be able to acquire oil and gas properties that contain economically recoverable reserves or be able to complete such acquisitions on acceptable terms.

Additionally, significant acquisitions can change the nature of our operations and business depending upon the character of the acquired properties, which may have substantially different operating and geological characteristics or be in different geographic locations than our existing properties. To the extent that we acquire properties substantially different from the properties in our primary operating regions or acquire properties that require different technical expertise, we may not be able to realize the economic benefits of these acquisitions as efficiently as in our prior acquisitions.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, beginning with our Annual Report on Form 10-KSB for the fiscal year ending December 31, 2006, we will be required to furnish a report by our management on our internal control over financial reporting. The internal control report must contain (i) a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting, (ii) a statement identifying the framework used by management to conduct the required evaluation of the effectiveness of our internal control over financial reporting, (iii) management’s assessment of the effectiveness of our internal control over financial reporting as of the end of our most recent fiscal year, including a statement as to whether or not internal control over financial reporting is effective, and (iv) a statement that the Company’s independent auditors have issued an attestation report on management’s assessment of internal control over financial reporting.

In order to achieve compliance with Section 404 of the Act within the prescribed period, we will need to engage in a process to document and evaluate our internal control over financial reporting, which will be both costly and challenging. In this regard, management will need to dedicate internal resources, engage outside consultants and adopt a detailed work plan to (i) assess and document the adequacy of internal control over financial reporting, (ii) take steps to improve control processes where appropriate, (iii) validate through testing that controls are functioning as documented and (iv) implement a continuous reporting and improvement process for internal control over financial reporting. We can provide no assurance as to our, or our independent auditors’, conclusions at December 31, 2006 with respect to the effectiveness of our internal control over financial reporting under Section 404 of the Act. There is a risk that neither we nor our independent auditors will be able to conclude at December 31, 2006 that our internal controls over financial reporting are effective as required by Section 404 of the Act.

During the course of our testing we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could drop significantly.

Risks relating to our industry

Oil and gas prices are volatile. A decline in prices could adversely affect our financial position, financial results, cash flows, access to capital and ability to grow.

Our revenues, operating results, profitability and future rate of growth depend in great part upon the prices we receive for the oil we sell. Prices also affect the amount of cash flow available for capital expenditures and our ability to borrow money or raise additional capital. Additionally, lower gas prices will decrease the profitability of our plan to develop and produce gas from the reserves on our properties in New Mexico.

Historically, the markets for oil and gas have been volatile and they are likely to continue to be volatile. Wide fluctuations in oil and gas prices may result from relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and other factors that are beyond our control, including:

•       weather conditions;

•       the level of consumer demand;

•       the availability of pipeline capacity;

•       the price and level of foreign imports;

•       domestic and foreign governmental regulations and taxes;

•       the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

•       political instability or armed conflict in oil-producing regions; and

•       the overall economic environment.

These factors and the volatility of the energy markets make it extremely difficult to predict future oil and gas price movements with any certainty. Declines in oil and gas prices would not only reduce revenue, but could reduce the amount of oil and gas that we can produce economically and, as a result, could have a material adverse effect on our financial condition, results of operations and reserves. Further, oil and gas prices do not necessarily move in tandem. Because we primarily produce and sell oil, we are more affected by movements in oil prices.

Competition in the oil and natural gas industry is intense, and many of our competitors have greater financial and other resources than we do.

We operate in the highly competitive areas of oil and natural gas production, gas transportation and alternative fuels production. Competition is particularly intense in the acquisition of prospective oil and natural gas properties and mineral reserves. We face intense competition from both major and other independent oil and natural gas companies and pipeline owners. Many of our competitors have financial and other resources substantially greater than ours, and larger technical staffs, and some of them are fully integrated oil companies. We also compete with other major as well as mid-size and small oil and natural gas companies in attempting to secure drilling rigs, pipeline hook-up services and other equipment necessary for drilling and completing wells. If we cannot compete effectively, we may experience future price reductions, reduced gross margins and loss of market share, any of which will materially adversely affect our business, operating results and financial condition.

Competition related to the development of alternative fuels, specifically hydrogen and biodiesel, is difficult to determine due to the nature of the developmental stage of each process. Nationally, there is significant research and development being conducted in the areas of hydrogen and biodiesel fuel generation. The Company believes that most of its current competitors and future competitors will most likely have significantly greater assets, resources, experience and research and development capabilities.

The profitability of our pipeline operations depends on the volume of gas shipped.

Third party shippers generally do not have long term contractual commitments to ship gas on our pipelines. A decision by a shipper to not ship volumes of gas on our pipeline could adversely affect our business.

Our pipeline operations are dependent upon demand for gas in Oklahoma. Any decrease in this demand could adversely affect our business.

Demand for natural gas is dependent upon the impact of future economic conditions, fuel conservation measures, alternative fuel requirements, governmental regulation or technological advances in fuel economy and energy generation devices, all of which could reduce demand. Demand also depends on the ability and willingness of shippers having access to our transportation assets to satisfy their demand by deliveries through those assets, and any decrease in this demand could adversely affect our business.

The pipelines are anticipated to carry gas for a small number of gas producers seeking to transport gas within the state of Oklahoma. As a result, the demand for use of the pipeline is subject to the fluctuations of local supply and demand for gas within Oklahoma.

Although we have engaged with a natural gas gathering company to reactivate, upgrade, operate and maintain about 150 miles of our pipelines, currently none of the pipelines are being used for transporting gas. We must engage with additional natural gas gathering companies, and/or make significant capital expenditures, before we will be ready to utilize the remainder of the pipelines.

Our oil and gas production operations in New Mexico depend on one customer.

One customer, Giant Industries, Inc., purchases all of our New Mexico oil production. Our contract with this customer is monthly and could be terminated at any time. There can be no assurance that there will not be an unanticipated deterioration in this customer’s creditworthiness. The loss of this customer or its failure or inability to pay us could adversely affect our cash flow.

If we are not able to replace reserves, we may not be able to sustain production.

Our long-term success depends in part upon our ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. Unless we replace the reserves we produce through successful development, exploration or acquisition activities, our proved reserves and production will decline over time. In addition, approximately 52% of our total estimated proved reserves (by volume) at December 31, 2004 were undeveloped. By their nature, estimates of undeveloped reserves are less certain. Recovery of such reserves will require significant capital expenditures and successful drilling operations. Our reserve estimates reflect that our production rate on producing properties will decline approximately 8% per annum, once oil production has been returned to normal levels. Thus, our future oil and natural gas reserves and production and, therefore, our cash flow and income are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves.

The actual quantities and present value of our proved reserves may prove to be lower than we have estimated.

This prospectus contains estimates of our proved reserves and the estimated future net revenues from our proved reserves. These estimates are based upon various assumptions, including assumptions required by the SEC relating to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating oil and gas reserves is complex. The process involves significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Therefore, these estimates are inherently imprecise.

Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves most likely will vary from these estimates. Such variations may be significant and could materially affect the estimated quantities and present value of our proved reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development drilling, prevailing oil and gas prices and other factors, many of which are beyond our control. Our properties may also be susceptible to hydrocarbon drainage from production by operators on adjacent properties.

You should not assume that the present values referred to in this prospectus and the documents incorporated by reference herein represent the current market value of our estimated oil and gas reserves. In accordance with SEC requirements, the estimates of our present values are based on prices and costs as of the date of the estimates. The December 31, 2004 present value is based on NYMEX strip pricing for oil, less (a) $5.50 per barrel margin for oil and (b) $1.00 per mmbtu margin for gas. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of an estimate.

Any changes in consumption by oil and gas purchasers or in governmental regulations or taxation will also affect actual future net cash flows.

Oil and gas pipeline and producing operations can be hazardous and may expose us to environmental liabilities.

Oil and gas operations are subject to many risks, including well blowouts, cratering and explosions, pipe failure and ruptures, fires, formations with abnormal pressures, uncontrollable flows of oil, natural gas, brine or well fluids, and other environmental hazards and risks. If any of these risks occurs, we could sustain substantial losses as a result of:

•       injury or loss of life;

•       severe damage to or destruction of property, natural resources and equipment;

•       pollution or other environmental damage;

•       clean-up responsibilities;

•       regulatory investigations and penalties; and

•       suspension of operations.

Our liability for environmental hazards includes those created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them. We maintain insurance against some, but not all, of the risks described above. Our insurance may not be adequate to cover casualty losses or liabilities. If a significant accident or event occurs that is not fully insured, it could adversely affect our financial position or results of operations. Also, in the future we may not be able to obtain insurance at premium levels that justify its purchase.

Terrorist attacks aimed at our facilities could adversely affect our business.

Since the September 11, 2001 terrorist attacks, the U.S. government has issued warnings that energy assets, specifically our nation’s pipeline infrastructure, may be future targets of terrorist organizations. These developments have subjected our operations to increased risks. Any future terrorist attack on our facilities, those of our customers and, in some cases, those of other pipelines, could have a material adverse effect on our business.

Our operations are subject to various laws and governmental regulations that could restrict our future operations and increase our operating costs.

Many aspects of our operations are subject to various federal, state and local laws and governmental regulations, including laws and regulations governing:

•       environmental quality;

•       pollution control;

•       remediation of contamination;

•       preservation of natural resources; and

•       worker safety.

Our operations are subject to stringent laws and regulations relating to containment, disposal and controlling the discharge of hazardous oilfield waste and other non hazardous waste material into the environment, requiring removal and cleanup under certain circumstances, or otherwise relating to the protection of the environment. We are also subject to the requirements of the federal Occupational Safety and Health Act (“OSHA”) and comparable state statutes. The OSHA hazard communication standard, the Environmental Protection Agency “community right-to-know” regulations under Title III of the Federal Superfund Amendment and Reauthorization Act and comparable state statutes require us to organize and report information about the hazardous materials we use in our operations to employees, state and local government authorities and local citizens.

Environmental laws and regulations are complex and subject to frequent change. In some cases, they can impose liability for the entire cost of cleanup on any responsible party without regard to negligence or fault and can impose liability on us for the conduct of others or conditions others have caused, or for our acts that complied with all applicable requirements when we performed them. We may also be exposed to environmental or other liabilities originating from businesses and assets which we purchased from others. Our compliance with amended, new or more stringent requirements, stricter interpretations of existing requirements or the future discovery of contamination may require us to make material expenditures or subject us to liabilities that we currently do not anticipate.

In addition, our alternative fuels business benefits from tax credits and government subsidies. If any of the state or federal laws and regulations relating to the tax credits and government subsidies change, our ability to recover our capital expenditures from our alternative fuels business could be harmed.

We are subject to federal, state, and local laws and regulations governing the application and use of alternative energy products, including those related specifically to biodiesel. For instance, our biodiesel products also benefit from being the only alternative fuel certified by the Environmental Protection Agency that fulfills the requirements of Section 211 (B) of the Clean Air Act. If agency determinations, laws and regulations relating to the application and use of alternative energy are changed, the marketability and sales of our biodiesel production could be materially adversely affected.

We may not be able to protect and enforce our intellectual property rights, which could result in the loss of our rights or increased costs.

The future success of our hydrogen fuel products depends to a significant degree upon the protection of our proprietary technology. The misappropriation of our proprietary technology would enable third parties to benefit from our technology without paying us for it. We depend upon patents protect proprietary rights of our products. We have registered patents in the United States and Canada. Although we have taken steps to protect our proprietary technology, they may be inadequate and the unauthorized use thereof could have a material adverse effect on our business. If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive, even if we were to prevail.

Risks relating to our common stock

The sale of the shares of our common stock acquired in private placements could cause the price of our common stock to decline.

The shares being registered on this prospectus were sold to or underlie derivative securities sold to the selling shareholders in a private placement that closed on July 7, 2005. In the private offering we issued a total of $3,000,000 principal amount of 8% secured convertible notes due December 30, 2007. The financing further included warrants to purchase an aggregate of 12,000,000 shares of our common stock and an additional investment right entitling the holders to purchase from us up to an additional $3,000,000 of 8% secured convertible notes and warrants to purchase an aggregate of 12,000,000 shares of our common stock. As required under the terms of that transaction, we are required to file this registration statement with the United States Securities and Exchange Commission under which the selling shareholders may resell to the public common stock acquired upon the conversion of the notes, as well as common stock acquired upon the exercise of the warrants and other investment right held by them.

The selling shareholders under this prospectus may sell none, some or all of the shares of common stock acquired from us, as well as common stock acquired upon the exercise of the warrants and investment right held by them. We have no way of knowing whether the selling shareholders will sell the shares covered by the prospectus. Depending upon market liquidity at the time, a sale of shares covered by the registration statement at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under this prospectus, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

A large number of shares will be available for future sale and the sale of these shares may depress the market price of our common stock.

As of November 3, 2005, we had outstanding 101,017,810 shares of common stock, of which approximately 78,443,771 shares were “restricted securities” as that term is defined under Rule 144 promulgated under the Securities Act of 1933. These restricted shares are eligible for sale under Rule 144 at various times.

The issuance of common stock to the investors in our recent private placement upon the conversion or exercise of the derivative securities that they hold may cause downward pricing pressure and will dilute our shareholders’ percentage of ownership. The convertible promissory notes sold in the offering are convertible at any time at the option of the holder into shares of our common stock at a conversion price of $0.25 per share. In addition, the sale of our common stock issued upon the exercise of the related warrants and additional investment rights issued to the investors will also place downward pricing pressure on our common stock.

We also expect to pay 8% annual interest on the convertible promissory notes, payable semi-annually in cash or at our option (subject to the satisfaction of certain conditions) in shares of our common stock valued at 92.5% of the volume weighted average price of a common stock for the 5 trading days prior to the payment date. This will further dilute our shareholders’ ownership and put additional downward pricing pressure on our common stock.

The issuance of shares of our common stock upon conversion of the convertible notes and exercise of outstanding warrants will cause immediate and substantial dilution to our existing shareholders.

The issuance of shares upon conversion of the convertible notes and exercise of warrants will result in substantial dilution to the interests of other shareholders, since the selling shareholders may ultimately convert and sell the stock at a price lower than the current market prices. Although the selling shareholders may not convert their convertible notes and/or exercise their warrants if such conversion or exercise would cause them to beneficially own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling shareholders from converting and/or exercising some of their holdings, selling the shares obtained and then converting the rest of their holdings. In this way, the selling shareholders could sell more than this limit while never holding more than this limit.

We have increased the amount of our secured indebtedness as a result of our recent private placement of convertible secured promissory notes.

Certain of our material assets have been pledged as collateral for the $3,000,000 in principal amount of the convertible promissory notes that we sold in our recent private placement. In addition to the security interest in certain of our oil and gas producing assets located in New Mexico and in our pipeline network in Oklahoma, the promissory notes carry substantial covenants that impose significant requirements on us, including, among others, requirements that:

•       we pay principal and other charges on the promissory notes when due and we pay interest semi-annually in arrears beginning December 1, 2005;

•       we use the proceeds from the sale of the promissory notes only for permitted purposes;

•       for a period of two years after the sale of the promissory notes, if we issue equity or equity linked securities on terms more favorable than the promissory notes, then the holders of the promissory notes will have the option to exchange the promissory notes for the securities to be issued in the new offering;

•       for a period of one year after the sale of the promissory notes, we provide notice to the purchasers of the promissory notes of any subsequent offer of equity or equity linked securities, and we allow the purchasers of the promissory notes to participate in such a subsequent offering on a pro rata basis;

•       we keep reserved out of our authorized shares of common stock sufficient shares to satisfy our obligation to issue shares on conversion of the promissory notes and the exercise of the related warrants and other investment rights issued in connection with the sale of the promissory notes; and

•       we file a registration statement with the SEC by August 8, 2005, registering the shares of common stock issuable upon the conversion of the promissory notes and the exercise of the related warrants. If we fail to file the registration statement on a timely basis, or if it is not declared effective by the SEC within a maximum of 120 days from the filing date, we are required to pay to the investors liquidated damages equal to 2.0% of the amount invested and shall pay to the investors liquidated damages equal to 1.0% of the amount invested for each subsequent 30-day period.

Our ability to comply with these provisions may be affected by changes in our business condition or results of our operations, or other events beyond our control. The breach of any of these covenants could result in a default under the promissory notes, permitting the holders of the promissory notes to accelerate their maturity and to sell the assets securing them. Such actions by the holders of the promissory notes could cause us to cease operations or seek bankruptcy protection.

If we are required for any reason to repay the promissory notes, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the promissory notes, if required, could result in legal action against us, which could require the sale of substantial assets.

The promissory notes are due and payable on December 30, 2007 unless sooner converted into shares of our common stock. In addition, any event of default as described in the promissory notes could require the early repayment of the notes including a default interest rate of 15% on the outstanding principal balance of the promissory notes if the default is not cured with the specified grace period. We anticipate that the full amount of the promissory notes, together with accrued interest will be converted into shares of our common stock, in accordance with the terms of the promissory note. If we are required to repay the promissory notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the promissory notes when required, the promissory noteholders could commence legal action against us and foreclose on certain of our oil and gas and pipeline assets to recover the amounts due. Any such action would require us to curtail or cease operations.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

We currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business and do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require a broker or dealer to approve a person’s account for transactions in penny stocks and that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

If we fail to remain current on our reporting requirements, we could be removed from the over-the-counter bulletin board, which would limit the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Companies trading on the over-the-counter bulletin board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13 in order to maintain price quotation privileges on the over-the-counter bulletin board.

If we fail to remain current on our reporting requirements, we could be removed from the over-the-counter bulletin board. As a result, the market liquidity for our securities could be severely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

There may be volatility in our stock price.

The trading price of our common stock on the over-the-counter bulletin board has been and continues to be subject to wide fluctuations. The market price of our common stock could be subject to significant fluctuations in response to various factors and events, including, among other things, the depth and liquidity of the trading market of our common stock, quarterly variations in actual or anticipated operating results, growth rates, changes in estimates by analysts, market conditions in the industry, announcements by competitors, regulatory actions and general economic conditions. In addition, the stock market from time to time experiences significant price and volume fluctuations, which may be unrelated to the operating performance of particular companies. As a result of the foregoing, our operating results and prospects from time to time may be below the expectations of public market analysts and investors. Any such event would likely result in a material adverse effect on the price of our common stock.

In addition, the trading price of our common stock will continue to be volatile in response to factors including the following, many of which are beyond our control:

•       variations in our operating results;

•       announcements of technological innovations, new products or new services by us or our competitors;

•       changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

•       our failure to meet analysts’ expectations;

•       changes in operating and stock price performance of other energy companies similar to us;

•       fluctuations in oil and gas prices;

•       conditions or trends in the oil and gas and alternative fuels industry;

•       additions or departures of key personnel; and

•       future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations that are unrelated to the operating performance of companies with securities trading in those markets. These fluctuations, as well as political events, terrorist attacks, threatened or actual war, and general economic conditions unrelated to our performance, may adversely affect the price of our common stock. In the past, securities holders of other companies often have initiated securities class action litigation against those companies following periods of volatility in the market price of those companies’ securities. If the market price of our stock fluctuates and our shareholders initiate this type of litigation, we could incur substantial costs and experience a diversion of our management’s attention and resources, regardless of the outcome. This could materially and adversely affect our business, prospects, financial condition, and results of operations.

There is a limited market for our common stock. If a substantial and sustained market for our common stock does not develop, our shareholders’ ability to sell their shares may be materially and adversely affected.

Our common stock is tradable in the over-the-counter market and is quoted on the OTC Bulletin Board. Many institutional and other investors refuse to invest in stocks that are traded at levels below the NASDAQ Small Cap Market, which could make our efforts to raise capital more difficult. In addition, the firms that make a market for our common stock could discontinue that role. OTC Bulletin Board stocks are often lightly traded or not traded at all on any given day. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market:

•       investors may have difficulty buying and selling or obtaining market quotations;

•       market visibility for our common stock may be limited; and

•       a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

Utah law may prevent or delay a change of control of our company.

We are subject to the Utah Control Share Acquisition Act, which will make it more difficult for a third party to take control of our company and may limit the price some investors are willing to pay for shares of our common stock.

USE OF PROCEEDS

The selling shareholders will receive all of the proceeds of the sale of shares of our common stock pursuant to this prospectus. We will not receive any proceeds from the sale of shares by the selling shareholders. We will, however, receive gross proceeds of approximately $7,920,000 if all of the warrants issued to the selling shareholders are exercised for cash, and we intend to use any such proceeds for general corporate purposes.

PRICE RANGE OF COMMON STOCK

The principal U.S. market in which our common stock, all of which are of one class, $.001 par value per share, is traded is in the over-the-counter market. Our stock is quoted on the OTC Bulletin Board under the symbol “AOOR”.

The following table sets forth the range of high and low bid quotes of our common stock per quarter for the past two fiscal years as reported by the OTC Bulletin Board. These quotes reflect inter-dealer prices without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

	BID
Quarter Ending	High	Low
2003
March 31	$2.58	$0.80
June 30	1.05	0.65
September 30	0.90	0.42
December 31	0.79	0.39
2004
March 31	0.51	0.33
June 30	0.45	0.13
September 30	0.32	0.10
December 31	1.25	0.10
2005
March 31	2.14	0.33
June 30	2.01	0.19
September 30	0.68	0.37

On November 4, 2005, the closing price of our common stock was $0.37 per share.

There were approximately 2,701 holders of record of our common stock as of October 31, 2005, inclusive of those brokerage firms and/or clearing houses holding our securities for their clientele, with each such brokerage house and/or clearing house being considered as one holder. The aggregate number of shares of common stock outstanding as of November 3, 2005 was 101,017,810 shares.

We have not paid or declared any dividends upon our common stock since inception and, by reason of our present financial status and our contemplated financial requirements, we do not contemplate or anticipate paying any dividends in the foreseeable future.

MANAGEMENT’S DISCUSSION
AND ANALYSIS OF
FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

The Company derives its revenue primarily from monthly oil and natural gas production sales and rental fees related to its gas pipeline. During the first quarter of 2005, the Company started its alternative fuels business segment designed to complement the growing need for alternative energy sources versus the increasing demand of traditional oil and natural gas energy sources. The Company also focused on raising capital through private placements of its common stock and securing collateralized debt financing essential to providing the capital to expand its business segments.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and related footnotes. Management bases its estimates and assumptions on historical experience, observance of industry trends and various other sources of information and factors. Actual results could differ from these estimates. Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially could result in materially different results under different assumptions and conditions.

Revenue Recognition

Oil and natural gas production revenue is recognized at the time and point of sale after the product has been extracted from the ground. Rental fee revenue related to transmission of gas through pipelines is collected on a monthly basis based on the volume of gas transmitted.

Business Combinations

Business combinations are accounted for using the purchase method. Under the purchase method the Company reports the acquired entities’ assets and liabilities at fair market value. Any excess of the fair market value of the consideration given over the fair market value of the net assets acquired is reported as goodwill. If the fair market value of the consideration given is less than the fair market value of the net assets acquired, the resulting excess of fair value of acquired net assets over the cost of the acquired entity is allocated, on a pro rata basis, against certain assets acquired in the business combination. If any excess over cost remains after reducing certain assets to zero, the remaining excess is recognized as an extraordinary gain. The operating statements of the Company for purchase method combinations report combined results only for the period subsequent to the combination.

RESULTS OF OPERATIONS FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2005

Sales

Net sales for oil production were $36,100 for the quarter ended June 30, 2005. The company also realized revenue of $5,478 on rental fees related to its pipeline assets. Gas sales were $288.

Cost of Sales

Cost of sales were $94,726 consisting of employee benefit cost, consulting fees, regulatory taxes on oil and natural gas production, purchases of supplies and equipment and electric utility cost for the oil and natural gas field operations.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $5,857,866 for the quarter ended June 30, 2005. These costs reflect $2.3 million of non-cash stock compensation expense incurred through the issuance of common stock in private placements and $1.6 million of non-cash consulting expense incurred through the issuance of the Company’s common stock. The Company also incurred non-cash expense for the issuance of common stock valued at $0.6 million as compensation to executive and non-executive employees. The balance of operating expenses was primarily related to personnel salary and benefit costs, travel, and professional fees for management, legal and accounting services.

Other Income

Other income for the quarter ended June 30, 2005 was $70,279. This income is primarily related to increases in the Company’s investment in its alternative fuels joint ventures.

RESULTS OF OPERATIONS FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2005

Sales

Net sales for oil production were $178,037 for the six months ended June 30, 2005. The company also realized revenue of $11,366 on rental fees related to its pipeline assets. Gas sales were $955.

Cost of Sales

Cost of sales were $252,932 consisting of employee benefit cost, consulting fees, regulatory taxes on oil and natural gas production, purchases of supplies and equipment and electric utility cost for the oil and natural gas field operations.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $7,914,818 for the six months ended June 30, 2005. These costs reflect $3.1 million of non-cash stock compensation expense incurred through the issuance of common stock in private placements and $2.5 million of non-cash consulting expense incurred through the issuance of the Company’s common stock. The Company also incurred non-cash expense for the issuance of common stock valued at $0.7 million as compensation to executive and non-executive employees. The balance of operating expenses was primarily related to personnel salary and benefit costs, travel, and professional fees for management, legal and accounting services.

Other Income

Other income for the six months ended June 30, 2005 was $75,574. This income is primarily related to increases in the Company’s investment in its alternative fuels joint ventures.

Extraordinary Item

Effective March 31, 2005 the Company executed a Compromise of Debt Agreement with Koch. This agreement effectively reduced the principal and interest obligation on the note payable assumed in the acquisition of OGC in February of 2005. The principal and interest was reduced to $1,100,000 as full payment on the pipeline assets resulting in forgiveness of debt in the amount of $2,182,686 in principal and accrued interest. In July of 2005, the Company paid the note in full.

Liquidity and Capital Resources

Cash used in operating activities was $1,621,554 for the six months ended June 30, 2005.  This use of cash reflects the cash portion of the Company’s net loss for the period as well as increases in accounts receivable and other assets.

Net cash used in investing activities was $2,058 for the six months ended June 30, 2005. This use of cash relates to purchases of computer equipment.

Net cash provided by financing activities was $1,572,331 for the six months ended June 30, 2005. Proceeds from sales of common stock of $1,837,639 and proceeds from notes payable of $112,005 primarily account for this positive cash flow. In addition, the Company paid down debt in the amount of $377,313.

During the period ending June 30, 2005, the Company recorded a net loss of $5,890,955. Since the Company completed its reverse merger on October 28, 2004, the Company has accumulated losses aggregating $7.5 million.  The Company’s continued existence is dependent upon its ability to take advantage of acquisition opportunities, raise capital through private securities offerings, secure collateralized debt financing and use these sources of capital to grow and enhance its oil and gas production and gas pipeline transmission operations. During the fourth quarter of fiscal 2004 the Company completed the acquisition of BC&D Oil and Gas Corporation (“BC&D”). The acquisition of BC&D marked the initial entrance of the Company into the oil and natural gas production business. During the first quarter of fiscal 2005, the Company negotiated the acquisition of OGC, a gas gathering company. The OGC acquisition added a pipeline network to the Company’s assets enabling the Company to diversify into the oil and gas transmission business. In addition, the Company has acquired a 50% interest in Decarb, Energy Ventures Organization, Inc. (“Energy Ventures”), and Earth Biofuels, Inc. (“Biofuels”). Decarb and Energy Ventures are focused on developing hydrogen power projects, while Biofuels produces and distributes bio-diesel fuel. In July of 2005 the Company completed a $3.0 million financing consisting of convertible notes with related warrants. The Company collateralized certain of its oil and gas assets and properties along with its pipeline assets to secure this funding. Please see note 13 (Subsequent Events) for terms relating to the $3.0 million financing. The Company has also continued to raise capital through a variety of private securities offerings of its common stock.

Management is focusing on expanding and improving its oil and natural gas production operations and alternative fuels ventures. Through acquisition, organic growth and funding via collateralized loans and private placement offerings, the Company plans to continue to increase the profitability of its operations necessary to support operations.

There can be no assurance that any of management’s plans as described above will be successfully implemented or that the Company will continue as a going concern.

The Company’s Liquidity Plan

Recent operating results give rise to concerns about the Company’s ability to generate cash flow from operations sufficient to make scheduled debt payments as they become due. On July 7, 2005 the Company completed a $3.0 million financing. This financing allowed the Company to secure full payment of its pipeline assets and infuse capital into its oil and gas subsidiary BC&D as well as continue funding its alternative fuels joint ventures. As of June 30, 2005, the Company continued to seek other financing from private placements and other acquisitions to expand its opportunities in the areas of oil and gas production, oil and gas transmission and alternative fuels businesses. The Company has implemented cost saving measures including staff reductions. The Company will take additional cost savings measures, if necessary, to enhance its liquidity position.

The Company’s need to raise additional equity or debt financing and the Company’s ability to generate cash flow from operations sufficient to make scheduled payments on its debts as they become due will depend on its future performance and the Company’s ability to successfully raise capital and implement business and growth strategies. The Company’s performance will also be affected by prevailing economic conditions. Many of these factors are beyond the Company’s control. If future cash flows and capital resources are insufficient to meet the Company’s debt obligations and commitments, the Company may be forced to reduce or delay activities and capital expenditures, obtain additional equity capital or restructure or refinance its debt. In the event that the Company is unable to do so, the Company may be left without sufficient liquidity and it may not be able to meet its debt service requirements. In such a case, this could result in a substantial portion of the Company’s indebtedness becoming immediately due and payable. As a result, the Company may not be able to continue operations due to liens, collateralized notes or other secured positions placed on the Company’s assets.

Off-Balance Sheet Arrangements

At June 30, 2005 the Company had no obligations that would qualify to be disclosed as off-balance sheet arrangements.

Fiscal Year 2004

Sales

Net sales for oil and natural gas production were $69,544 in fiscal 2004. This revenue reflects the acquisition of BC&D since October 28, 2004.

Cost of Sales

Cost of sales relate to the acquisition of BC&D since October 28, 2004. Cost of sales consisted of employee benefit cost, regulatory taxes on the oil and natural gas production and purchases of supplies and equipment for the oil and natural gas field operations.

Operating Expenses

Operating expenses were $1,578,732 during fiscal 2004. This increase is a result of $1,120,875 of non-cash stock compensation expense incurred through the issuance of common stock in private placements and the issuance of stock to consultants. These activities provided critical cash flow and business expertise in 2004. The balance of the increase in operating expenses was primarily related to professional fees for management, legal and accounting services.

Liquidity and Capital Resources

Cash used in operating activities was $342,250 in fiscal 2004.  The increase is primarily related to the increase in net loss experienced by the Company in fiscal 2004.

Net cash provided by investing activities was $34,576 in fiscal 2004.  The increase reflects cash acquired in the BC&D acquisition.

Net cash provided by financing activities was $363,692 in fiscal 2004.  Proceeds from sales of common stock of $509,900 in 2004 primarily account for this increase. In addition, the Company paid down debt in the amount of $146,208 in 2004.

During the period ending December 31, 2004, the Company recorded net losses aggregating $1.6 million. The Company’s continued existence is dependent upon its ability to take advantage of acquisition opportunities, raise capital through private securities offerings, secure collateralized debt financing and use these sources of capital to grow and enhance its oil and gas production operations. During the fourth quarter of fiscal 2004 the Company completed the acquisition of BC&D. The acquisition of BC&D marked the initial entrance of the Company into the oil and natural gas production business. During the first quarter of fiscal 2005, the Company completed the acquisition of OGC. The OGC acquisition added a pipeline network to the Company’s assets enabling the Company to diversify into the oil and gas transmission business. In addition, the Company has acquired a 50% interest in Decarb and Biofuels. Decarb is focused on developing hydrogen fuel alternatives to propane, while Biofuels produces and distributes bio-diesel fuel. The Company believes these acquisitions will be a major part of establishing future financial stability. The Company has also continued to raise capital through a variety of private securities offerings of its common stock.

Management is focusing on expanding and improving its oil and natural gas production operations and alternative fuels ventures. Through acquisition, organic growth and funding via collateralized loans and private placement offerings, the Company plans to continue to increase the profitability of its operations necessary to support operations.

There can be no assurance that any of management’s plans as described above will be successfully implemented or that the Company will continue as a going concern.

The Company’s Liquidity Plan

Recent operating results give rise to concerns about the Company’s ability to generate cash flow from operations sufficient to make scheduled debt payments as they become due. During the year ended December 31, 2004, and the first quarter of 2005, the Company continued to seek financing from private placements and seek acquisitions to expand its opportunities in the areas of oil and gas production, oil and gas transmission and alternative fuels businesses. The Company has implemented cost saving measures including staff reductions. The Company will take additional cost savings measures, if necessary, to enhance its liquidity position.

The Company’s need to raise additional equity or debt financing and the Company’s ability to generate cash flow from operations sufficient to make scheduled payments on its debts as they become due will depend on its future performance and the Company’s ability to successfully raise capital and implement business and growth strategies. The Company’s performance will also be affected by prevailing economic conditions. Many of these factors are beyond the Company’s control. If future cash flows and capital resources are insufficient to meet the Company’s debt obligations and commitments, the Company may be forced to reduce or delay activities and capital expenditures, obtain additional equity capital or restructure or refinance its debt. In the event that the Company is unable to do so, the Company may be left without sufficient liquidity and it may not be able to meet its debt service requirements. In such a case, this could result in a substantial portion of the Company’s indebtedness becoming immediately due and payable. As a result, the Company’s may not be able to continue operations due to liens or other secured positions placed on the Company’s assets.

Off-Balance Sheet Arrangements

At December 31, 2004 the Company had no obligations that would qualify to be disclosed as off-balance sheet arrangements.

BUSINESS

Our Company

Apollo Resources International, Inc. is a Utah corporation chartered on July 7, 1997. Headquartered in Dallas, Texas, the Company currently has assets and operations in Texas, Oklahoma, New Mexico and Mississippi.

The Company initially focused on the development of hydrogen production, but through recent acquisitions has since developed into a diversified energy company. The Company’s business operations encompass the following:

•       oil and natural gas exploration and production;

•       intrastate natural gas pipelines and gathering systems; and

•       biodiesel refining, storage, terminaling, wholesale distribution, and fueling station operations.

Our stock is quoted on the OTC Bulletin Board under the symbol “AOOR”.

Oil and Natural Gas Exploration & Production

The Company began expanding its business focus to oil and natural gas production through an October 28, 2004 share exchange agreement with TKM Oil & Gas, Inc., pursuant to which the Company acquired 100% ownership in BC&D, a small oil production company with undeveloped natural gas reserves in New Mexico.

As a result of its acquisition of BC&D, the Company now owns 151 oil wells located in the Four Corners area of New Mexico. Many of these wells are in need of remedial work or equipment repair. The Company has estimates of proved reserves totalling 1.6 million barrels of oil, and over 10 billion cubic feet of natural gas associated with the BC&D fields. The Company is focused on increasing the oil production from these fields, as well as developing the natural gas reserves.

The Company currently sells all of the oil produced from the BC&D fields to one commercial customer, Giant Industries, Inc., an Arizona-based company with refinery facilities in New Mexico.

On March 22, 2005, the Company executed a stock sale agreement to complete the acquisition of 90% of the issued and outstanding stock of a Russian oil production company, JSC Kaliningradneft (“Kaliningrad”) in exchange for an $18.5 million, 6% annual interest, convertible debenture that was to mature March 18, 2006. This debenture was to be convertible into the Company’s common stock and was subject to a share price not less than $2.00 per share. Effective November 3, 2005, the Company announced that it was exercising its contractual right to rescind the March 2005 stock sale transaction with shareholders of Kaliningrad. The Company’s decision comes after protracted efforts to resolve serious issues that were discovered by the Company post-closing, as well as efforts to resolve the failure of Kaliningrad to provide certain critical financial data that was represented in the March agreement. Specifically, shareholders of Kaliningrad had purported to transfer 90% of its issued and outstanding shares of stock to the Company; however, it has become apparent that shareholders of Kaliningrad were not in a position to transfer more than 50.10% of its stock. The Company has been in protracted discussion with the owners of the remaining shares but, so far, has been unable to reach a new agreement with them and has agreed to release any claims it may have had in regard to their shares. Additionally, Kaliningrad, pursuant to the March agreement, was required to provide the Company with audited statements for fiscal years 2003 and 2004, prepared in accordance with U.S. Generally Accepted Accounting Principles, which Kaliningrad has failed to do despite repeated efforts on the part of the Company to secure them. As a result of the above issues, the Company has exercised the contractual right of rescission that was reserved to the Company under the March 2005 stock sale agreement, bill of sale, and $18.5 million convertible debenture. The Company remains in contact with the ownership of Kaliningrad and a new agreement may be reached. In the meantime, the convertible debenture issued by the Company is cancelled and the Company has reserved certain rights that it may have had under the March agreement with respect to the rescission of the stock sale transaction.

Oil and Gas Properties

The information included in this report about the Company’s oil and gas reserves as of December 31, 2004 was based on reserve reports prepared by an independent petroleum engineer. These reserves have not been audited and are the first reserve estimates prepared on behalf of the Company since the property acquisition.

The Company did not provide estimates of total proved oil and gas reserves during the year ended December 31, 2004 to any other federal authority or agency, other than the SEC.

Proved Reserves

The Company’s proved reserves totaled 10,663 MMCF gas and 1,645 MBBLS oil, representing future revenues of $169.3 million gross, $121.9 million net, respectively.  The Company’s proved oil reserves are 99% developed, totaling 1,626 MBBLS; undeveloped reserves are 1%, or 19MBBLS.  The proved gas reserves are 10% developed, totaling 1,053 MMCF; undeveloped reserves are 90%, or 9,610 MMCF.

On a BOE basis, 53% of the Company’s total proved reserves at December 31, 2004 were proved developed reserves.  Based on information as of December 31, 2004, and using the Company’s production information for the year then ended, the reserve-to-production ratio associated with the Company’s proved reserves was 14 years on a BOE basis.  The following table provides information regarding the Company’s proved reserves and average daily sales volumes for the year ended December 31, 2004:

Proved Oil and Gas Reserves and Average Daily Sales Volumes

	Proved Reserves as of December 31, 2004			2004 Average Daily Sales Volumes
	Oil &			Standardized	Oil &
	NGL’s	Gas		Measure	NGL’s	Gas
	(MBbls)	(MMcf)	MBOE	(in thousands)	(Bbls)	(Mcf)	BOE
United States	1,645	10,663	3,422	$121,909	41	—	41

The following table represents the estimated timing and cash flows of developing the Company’s proved reserves as of December 31, 2004:

	Estimated
	Future	Future	Future	Future
	Production	Cash	Production	Development	Future Net
Years Ended December 31,	(MBOE)	Inflows	Costs	Costs	Cash Flows
	($ in thousands)
2005	98	$5,289	$1,121	$283	$3,885
2006	217	12,019	2,111	828	9,079
2007	311	16,780	2,418	720	13,642
2008	387	19,975	1,372	1,325	16,022
2009	309	15,171	2,343	—	12,828
Thereafter	2,100	100,112	34,916	—	66,453
	3,422	$169,346	$44,281	$3,156	$121,909

Description of Properties

The Company acquired its entire reserve base in the last quarter of 2004.  Currently, all of the proved reserves are located in McKinley County, New Mexico. This field is the referred to as the Hospah field and is located on the remote edges of the San Juan Basin.

The field was discovered in the late 1920’s, but development work did not take place until the 1960’s.  The Gallup Sand is the oil bearing formation, located at a depth of approximately 1,800 feet.  The Dakota Sand is the gas bearing formation, located approximately 2,800 feet deep.  Although the Dakota gas has been tapped and proven, only the oil has been sold in commercial quantities.

The Gallup oil production is a 30 degree API gravity crude.  The Gallup Sand has been water-flooded to enhance the recovery of oil volumes over the life of production.  Water injection remains a means of reservoir support, however, the oil sand is mature and depleting. The reserves estimated in this report assume no additional enhanced recovery techniques for the oil.

The gas reserves in this report assume there is additional gas reservoir to be drilled in the Dakota.  The Dakota gas is a high btu content gas with inerts of N2 and CO2 typically less than five percent.  Prior development of the Dakota was not undertaken due to the far proximity from gas transportation lines and historically low natural gas prices.  However, the prior operator has installed the necessary pipeline approximately ten miles away to deliver natural gas to market.  This is the nearest commercial gas transmission line and serves the Albuquerque and Grants New Mexico region. With proper gas processing facilities in place, the gas reserves may be exploited.

Selected Oil and Gas Information

The following tables set forth selected oil and gas information for the Company as of December 31, 2004.

The following table sets forth production, price and cost data with respect to the Company’s properties for the year ended December 31, 2004:

Production, Price and Cost Data

Year Ended
December 31, 2004
United States
Production information:
Annual sales volumes:
Oil (MBbls)	2
NGL’s (MBbls)	—
Gas (MMcf)	—
Total	2
Average daily sales volumes:
Oil (Bbls)	38
NGL’s (Bbls)	—
Gas (Mcf)	—
Total (BOE)	38
Average prices:
Oil (per Bbl)	$41.40
NGL’s (per Bbl)	—
Gas (per Mcf)	—
Revenue (per BOE)	$41.40
Average cost (per BOE):
Production costs:
Lease operating	$27.50
Taxes:
Production	$3.51
Total	$31.01
Depletion expense	$5.66

The following table sets forth the number of productive oil and gas wells attributable to the Company’s properties as of December 31, 2004:

	Productive Wells (a) Gross Productive Wells			Net Productive Wells
	Oil	Gas	Total	Oil	Gas	Total
As of December 31, 2004:
United States	143	8	151	116	4	120

(a)  Productive wells consist of producing wells and wells capable of production, including shut-in wells. One or more completions in the same well bore are counted as one well. If any well in which one of the multiple completions is an oil completion, then the well is classified as an oil well. At December 31, 2004, the Company owned interest in 20 gross wells containing multiple completions.

The following table sets forth information about the Company’s developed, undeveloped, and royalty leasehold acreage as of December 31, 2004:

Leasehold Acreage

	Developed Acreage		Undeveloped Acreage		Royalty
	Gross Acres	Net Acres	Gross Acres	Net Acres	Acreage
United States:
Onshore	3,422	2,490	2,560	2,560	—

The Company has not participated in any new well drilling for the period ending December 31, 2004.

The Company had no contractual delivery commitments for the period ending December 31, 2004.

Present Activity

As of October 13, 2005, the Company has no developmental or exploratory projects underway.  There is an accelerated maintenance program underway in the Hospah Field located in northwestern New Mexico.  Maintenance and repairs are being performed on producing wells that have gone off-line over the last year due to mechanical failure. Additional work in the same field will be ongoing to repair injection wells, thus increasing injectivity and pressure support. The program is expected to bring daily average production to levels produced in early 2004.

Alternative Fuels

In response to soaring fuel costs, and to avail itself of government subsidies and tax incentives, the Company has pursued a strategy of developing renewable forms of energy, such as biodiesel and hydrogen. Consequently, on February 25, 2005 the Company acquired a 50% interest in Earth Biofuels, a Mississippi-based company and on August 19, 2005, acquired an additional 30% ownership interest. On September 13, 2005, the Company executed a share exchange with Meadows Springs, Inc. whereby the Company contributed its 80% interest in Earth Biofuels in exchange for 21,000,000 shares of the common stock of Meadows Springs. As a consequence of the share exchange the Company maintains a controlling interest in Meadows Springs of approximately 89% and Earth Biofuels remains an indirect subsidiary of the Company.

Earth Biofuels is a producer, blender and distributor of biodiesel fuels. Earth Biofuels sells biodiesel to a variety of consumers, such as small businesses and farmers, through a service station located in Mississippi, through other oil companies and directly to a variety of commercial and industrial customers.

Pure biodiesel contains no petroleum, is derived from many kinds of seed and vegetable oils produced in the U.S., and can be directly blended with fossil fuel diesel. When blended with petroleum diesel, the fuel can be readily used in diesel-powered vehicles with no mechanical alterations to the engines. Equally significant, the use of biodiesel requires no modification to the existing diesel fuel delivery infrastructure.

Many vehicles that were manufactured to run on pure fossil fuel diesel are today running on 20% biodiesel and 80% fossil fuel diesel, although it is possible to run on 100% biodiesel. In fact, Rudolph Diesel originally invented the diesel engine to run on peanut oil. Only later, with the discovery of less expensive fossil fuels, was petroleum diesel used as a fuel substitute.

The exhaust from a vehicle that is switched to a biodiesel mixture immediately produces cleaner, healthier emissions, and biodiesel is the only alternative fuel certified by the Environmental Protection Agency that fulfills the requirements of Section 211 (B) of the Clean Air Act.

A major domestic diesel engine manufacturer is using B2 (2% biodiesel to 98% fossil fuel diesel) as its preferred factory fill for diesel engines that it is producing. Additionally, the Jeep Liberty CRD uses soy-based B5 (5% biodiesel to 95% fossil fuel diesel) as the preferred factory fill for its diesel engines.

Earth Biofuels currently owns a refinery in Meridian, Mississippi, which produces more than one million gallons of biodiesel annually, yet this facility cannot meet the demand. Consequently, the company intends to expand its refining capacity by building a minimum of four additional facilities. The first of these new facilities will be based in Durant, Oklahoma, where the company has acquired four acres of land to serve as the site for the construction of a 10 million gallon per year state-of-the-art biodiesel production facility.

This refinery project has received strong support from the local and state government in the State of Oklahoma, and on June 6, 2005 the Governor of Oklahoma signed into law HB1398, which provides a tax credit to biodiesel producers in Oklahoma. Under the new law, biodiesel producers may receive significant tax credits of up to $0.20 per gallon, and totaling up to $5 million per year, per facility.

Earth Biofuels also has signed a letter of intent to purchase a full-line truck stop located on a major highway in northern Mississippi, with the intention of increasing the truck stop’s fuel sales volume with a biodiesel offering.

Effective August 31, 2005 the Company assigned its 50% interest in Decarb to its joint venture partner. After several months of monitoring the project the Company did not feel the continuation of the hydrogen alternative fuel research would produce profitable results. With this assignment the Company released all rights to any of the 5 patents related to the hydrogen research and development.

Competition related to the development of alternative fuels, specifically hydrogen and biodiesel, is difficult to determine due to the nature of the developmental stage of each process. Nationally, there is significant research and development being conducted in the areas of hydrogen and biodiesel fuel generation. The Company believes that most of its current competitors have significantly greater resources, experience and research and development capabilities.

Transportation of Oil and Natural Gas

The Company owns approximately 1,800 miles of pipeline and the related easements and rights-of-way in south-central and northeastern Oklahoma, the great majority of which is currently idle. The Company purchased this pipeline pursuant to the February 7, 2005 acquisition of OGC.

The Company plans to utilize the OGC pipeline assets to gather natural gas, develop gas production in adjoining areas along the pipelines, and develop other opportunities within certain segments of the approximately 1,800 miles of rights-of-way. These lines can service existing natural gas producing regions within the State of Oklahoma, including the Woodford Shale in south-central Oklahoma and the coal seam gas play in the Cherokee Basin, located in northeastern Oklahoma.

The Company will initially operate a portion of these pipelines in cooperation with Cimarron Transportation, LLC (“Cimarron”), a Texas-based natural gas gathering company. Cimarron will reactivate, upgrade, operate and maintain about 150 miles of these lines, and will also purchase, gather and market natural gas on its own behalf and on behalf of the Company. In return, the Company will pay Cimarron a portion of the revenue generated by the pipelines.

The pipelines currently carry gas for a small number of gas producers seeking to transport gas within the State of Oklahoma. As a result, the demand for use of the pipelines is subject to the fluctuations of local supply and demand for gas within Oklahoma.

***

Competition

We operate in the highly competitive areas of oil and natural gas acquisition, development, exploitation, exploration and production. We face intense competition from both major and other independent oil and natural gas companies in each of the following areas:

•       seeking to acquire desirable producing properties or new leases for future exploration, and

•       seeking to acquire the equipment and expertise necessary to develop and operate our properties.

Many of our competitors have financial and other resources substantially greater than ours, and some of them are fully integrated oil companies. These companies may be able to pay more for development prospects and productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. Our ability to develop and exploit our oil and natural gas properties and to acquire additional properties in the future will depend upon our ability to successfully conduct operations, evaluate and select suitable properties and consummate transactions in this highly competitive environment.

Capital expenditures

Our exploration, development and acquisition activities require substantial capital expenditures. Historically, we have funded our capital expenditures through a combination of cash flows from operations, and debt and equity issuances. Future cash flows are subject to a number of variables, such as the level of production from existing wells, prices of oil and gas, and our success in developing and producing new reserves. If our cash flow from operations is not sufficient to meet our obligations and fund our capital expenditure budget, we may not be able to access debt, equity or other methods of financing on an economic basis to meet these requirements.

Environmental Liabilities

Oil and gas operations are subject to many risks, including well blowouts, cratering and explosions, pipe failure, fires, formations with abnormal pressures, uncontrollable flows of oil, natural gas, brine or well fluids, and other environmental hazards and risks. Our drilling operations involve risks from high pressures and from mechanical difficulties such as stuck pipes, collapsed casings and separated cables. If any of these risks occur, we could sustain substantial losses as a result of:

•       injury or loss of life,

•       severe damage to or destruction of property, natural resources and equipment,

•       pollution or other environmental damage,

•       clean-up responsibilities,

•       regulatory investigations and penalties, and

•       suspension of operations.

Our liability for environmental hazards includes those created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them. We maintain insurance against some, but not all, of the risks described above.

Environmental Regulation

Various federal, state and local laws and regulations concerning the discharge of contaminants into the environment, the generation, storage, transportation and disposal of contaminants, and the protection of public health, natural resources, wildlife and the environment affect our exploration, development and production operations. We must take into account the cost of complying with environmental regulations in planning, designing, drilling, operating and abandoning wells. In most instances, the regulatory requirements relate to the handling and disposal of drilling and production waste products, water and air pollution control procedures, and the remediation of petroleum-product contamination. In addition, our operations may require us to obtain permits for, among other things,

•       air emissions,

•       discharges into surface waters, and

•       the construction and operation of underground injection wells or surface pits to dispose of produced saltwater and other nonhazardous oilfield wastes.

Under state and federal laws, we could be required to remove or remediate previously disposed wastes, including wastes disposed of or released by us or prior owners or operators in accordance with current laws or otherwise, to suspend or cease operations in contaminated areas, or to perform remedial well plugging operations or cleanups to prevent future contamination. The Environmental Protection Agency and various state agencies have limited the disposal options for hazardous and nonhazardous wastes. The owner and operator of a site, and persons that treated, disposed of or arranged for the disposal of hazardous substances found at a site, may be liable, without regard to fault or the legality of the original conduct, for the release of a hazardous substance into the environment. The Environmental Protection Agency, state environmental agencies and, in some cases, third parties are authorized to take actions in response to threats to human health or the environment and to seek to recover from responsible classes of persons the costs of such action. Furthermore, certain wastes generated by our oil and natural gas operations that are currently exempt from treatment as hazardous wastes may in the future be designated as hazardous wastes and, therefore, be subject to considerably more rigorous and costly operating and disposal requirements.

Federal and state occupational safety and health laws require us to organize information about hazardous materials used, released or produced in our operations. Certain portions of this information must be provided to employees, state and local governmental authorities and local citizens. We are also subject to the requirements and reporting set forth in federal workplace standards.

We have made and will continue to make expenditures to comply with environmental regulations and requirements. These are necessary business costs in the oil and gas industry. Although we are not fully insured against all environmental risks, we maintain insurance coverage which we believe is customary in the industry. Moreover, it is possible that other developments, such as stricter and more comprehensive environmental laws and regulations, as well as claims for damages to property or persons resulting from company operations, could result in substantial costs and liabilities, including civil and criminal penalties, to the Company. We believe we are in compliance with existing environmental regulations. Any noncompliance could have a material adverse effect on our operations or earnings.

Business Development Plan

Targeting undervalued oil and gas properties for acquisition is the primary plan for developing the Company’s oil and natural gas production. In developing the acquired oil and natural gas properties the Company’s goals are:

•       To increase the productivity through re-completions, equipment upgrades and advanced recovery technologies;

•       To increase the reserve base through new drilling; and

•       To increase viability of existing and newly drilled gas properties by establishing natural gas-gathering pipelines in key production areas.

The Company will also target alternative-fuel acquisition opportunities as they become available.

The Company is actively involved in efforts to raise additional funds through private offerings to finance the necessary acquisitions and increase working capital.

Research and Development

During fiscal 2004 and 2003, research and development expenses were $18,961 and $263,130, respectively. Research and development expenses related to the Company’s hydrogen gas technology.

Employees

As of August 25, 2005, the Company had a total of 12 employees, 11 of which are full-time. The Company’s employees are not represented by a labor union and are not subject to any collective bargaining agreement. The Company considers its employee relations to be good. In addition, we regularly engage technical consultants and independent contractors to provide specific advice or to perform certain marketing or technical tasks.

Our Corporate History

We were incorporated in Utah on July 19, 1997 as Natex Corporation to seek out one or more potential business ventures, and changed our name to Powerball International, Inc. on May 15, 2000. On February 1, 2005, we changed our name from Powerball International, Inc. to Apollo Resources International, Inc.

Properties

Our principal executive office is located at 3001 Knox Street, Suite 403, Dallas, Texas 75205. The telephone number is (214) 389-9800.

The Company has been provided approximately 2,500 square feet of office space at its principal executive office located at 3001 Knox Street, Suite 403, Dallas, Texas 75205, under a management services contract with the current lessee of the property. The Company also owns a 2,100 square foot facility in Trona, California where it is currently develops a low-cost, high efficiency propane fuel substitute that involves hydrogen-fuel technologies. The Company believes these facilities are adequate for its current needs.

Legal Proceedings

We are not presently a party to any material litigation.

MANAGEMENT

The following table sets forth certain information concerning our directors and executive officers:

Name	Age	Position
Dennis McLaughlin	39	Director, Chairman and Chief Executive Officer
Wayne McPherson	40	Director, Chief Operating Officer
J. Mark Ariail	43	Director, Chief Financial Officer
Kit Chambers	41	Director, Corporate Secretary

Mr. McLaughlin has served as Chairman of the Board and Chief Executive Officer of the Company since November 12, 2004. Mr. McLaughlin also serves as Chairman of Blue Wireless & Data, Inc. (a publicly traded company), a position he has held since June 2004. Mr. McLaughlin was formerly CEO and Co-Chairman of Ocean Resources, Inc. (a publicly traded company) and served as such from September 2003 to January 2005. Mr. McLaughlin founded MAC Partners, LP (“MAC Partners”), a merchant banking company, in January 2002. Prior to that he founded Aurion Technologies, LLC in 1998 and served as CEO and was a Director through 2001. He founded Aurora Natural Gas, LLC in 1993 and served as CEO through 2001. Prior to starting his own companies, he worked as a Manager of Marketing & Transportation for Highland Energy from 1991 to 1993, and before this worked as a gas marketing representative for Clinton Natural Gas from 1990 to 1991. Mr. McLaughlin received a Bachelor of Economics degree from the University of Oklahoma in 1992.

Mr. McPherson has served as Chief Operating Officer and as a director of the Company since December 6, 2004. Mr. McPherson also serves as Chief Engineer for Liberty Operating, Inc. since June 2002. In January 2001 he founded Highland Resources, Inc., and served as President and Chief Operating Officer. In 1997 he was appointed Production Foreman and later promoted to Production Superintendent for ExxonMobil Corporation where he served until 2002. From 1988 until 1997 he served in various Operations and Facility Engineering roles for ExxonMobil Corporation throughout the Mid-continent and Rockies. Mr. McPherson has a Bachelor of Science degree in Petroleum Engineering from the University of Oklahoma.

Mr. Ariail has served as Chief Financial Officer and as a director of the Company since December 6, 2004. Mr. Ariail also served until April 7, 2005 as President of MAC Partners. Prior to his position with MAC Partners, Mr. Ariail served, from 1999 to 2004, as controller of Thomas Group, Inc., a publicly held international consulting firm. From 1997 to 1999 Mr. Ariail served as Chief Accounting Officer for OEC Compression Corporation, a publicly held gas compression leasing company. Mr. Ariail’s background includes experience in travel, manufacturing, mortgage banking and telecommunications. Mr. Ariail is a Certified Public Accountant in the state of Texas and received his B.A. in Accounting from Texas A&M University in 1984.

Mr. Chambers has served as Corporate Secretary, and as a director of the Company since November 12, 2004. Mr. Chambers also currently serves as Chief Executive Officer, Corporate Secretary and as a director for Blue Wireless & Data, Inc. (a publicly traded company). Mr. Chambers formerly served as Chief Operating Officer and Corporate Secretary for Ocean Resources, Inc. (a publicly traded company) and served as such from October 2003 to January 2005. Prior to these activities he co-founded MAC Partners in January 2002. From January 1999 to December 2001 he was employed by Aurion Technologies, LLC as Vice President of Operations, then Vice President of Sales Engineering. From March 1994 to December 1998 Mr. Chambers was Vice President of Software Development for Aurora Natural Gas, LP. From January 1998 to February 2004 he worked as an independent consultant in the film/video industry in Dallas, TX. Mr. Chambers received a B.A. from the University of Oklahoma in 1989.

Each of our directors and officers serves a term of one year or until his successor is appointed.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation for the fiscal years ended December 31, 2004, 2003 and 2002 paid to or accrued for our chief executive officer and our three other executive officers who provided services to us at December 31, 2004, including executive officers paid less than $100,000 annually. Additionally, we have included the compensation for two former executive officers for whom disclosure would have been required had these two individuals been serving as executive officers as of December 31, 2004, the end of our most recently completed fiscal year.

Summary Compensation Table

						Long Term Compensation
	Annual Compensation					Awards		Payouts
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Award ($)	Securities Underlying Options/ SARs ($)	LTIP Payouts ($)	All Other Compensation ($)
Dennis McLaughlin,	2004	0	0	17,000	(1)	0	0	0	0
Director, Chairman and Chief Executive Officer
Wayne McPherson,	2004	0	0	5,000	(2)	0	0	0	0
Director, Chief Operating Officer
J. Mark Ariail,	2004	0	0	0		0	0	0	0
Director, Chief Financial Officer
Kit Chambers,	2004	0	0	2,000	(3)	0	0	0	0
Director, Corporate Secretary
Robert P. Ipson	2004	0	0	40,000	(4)	0	0	0	0
(former CEO)	2003	0	0	46,000	(5)	0	0	0	0
	2002	0	0	200,000	(6)	0	0	0	0
Phillip McStotts	2004	0	0	20,000	(7)	0	0	0	0
(former Secretary-Treasurer)

(1)    In 2004, Mr. McLaughlin received payments totaling $17,000 for his services as CEO.

(2)    In 2004, Mr. McPherson received a payment of $5,000 for contract services as COO of the Company.

(3)    In 2004, Mr. Chambers received a payment of $2,000 for consulting services rendered to the Company.

(4)    In 2004, Mr. Ipson was issued 400,000 shares of common stock valued at $40,000 for his services as CEO.

(5)    In 2003, Mr. Ipson was issued 100,000 shares of common stock valued at $46,000.

(6)    In 2002, Mr. Ipson was credited with the exercise price of $50,000 towards the exercise of outstanding warrants for the purchase of 50,000 shares of common stock, and $50,000 towards the exercise price of options for the purchase of 50,000 shares of common stock, all at $1.00 per share.

(7)    In 2004, Mr. McStotts was issued 200,000 shares of common stock valued at $20,000 for his services as Secretary-Treasurer of the Company.

The following table sets forth information with respect to those executive officers listed above, concerning the grants of options and Stock Appreciation Rights (“SARs”) during the past fiscal year:

Option/SAR Grants in Last Fiscal Year

Name	Number of Securities Underlying Options/SARs Granted (#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Dennis McLaughlin	0	—	$—	—
Wayne McPherson	0	—	$—	—
J. Mark Ariail	0	—	$—	—
Kit Chambers	0	—	$—	—

The following table sets forth information with respect to those executive officers listed above, concerning exercise of options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options/SARs at FY-End ($)(1) Exercisable/Unexercisable
Dennis McLaughlin	0	0	—	$—
Wayne McPherson	0	0	—	$—
J. Mark Ariail	0	0	—	$—
Kit Chambers	0	0	—	$—

Directors are not compensated for acting in their capacity as directors. Directors are reimbursed for their reasonable expenses incurred in attending meetings and conducting their duties.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective March 15, 2005, the Company entered into a management services agreement with DGMAC, LLC, for which Mr. McLaughlin is the sole member. Under the terms of this agreement, the Company is charged $40,000 monthly for services provided by Mr. McLaughlin as the Company’s Chief Executive Officer and Chairman of the Board. The Company and Mr. McLaughlin have agreed to forgo accrual of these amounts until such time as the Company secures the financing necessary to execute its business plan.

Effective March 15, 2005, the Company entered into a management services agreement with Johnny Flame Consulting, LLC, for which Mr. Chambers is the sole member. Under the terms of this agreement, the Company is charged $15,000 monthly for services provided by Mr. Chambers as the Company’s Corporate Secretary. The Company and Mr. Chambers have agreed to forgo accrual of these amounts until such time as the Company secures the financing necessary to execute its business plan.

Effective November 12, 2004, the Company entered into a management services agreement with MAC Partners. Under the terms of this agreement, the Company is charged $45,000 monthly for general administration, human resources, turnkey office, and certain legal services. In addition, MAC Partners provides the services of Mr. J. Mark Ariail and Mr. Wayne McPherson, the Company’s Chief Financial Officer and Chief Operating Officer, respectively. Effective March 15, 2005, Mr. Ariail and Mr. McPherson’s services were no longer provided by MAC Partners and they became employees of the

Company. The Company and MAC Partners are currently under negotiations to restructure the management services agreement.

On February 15, 2005, MAC Partners loaned $112,015 to the Company, evidenced by a promissory note bearing interest at 7% per annum. This promissory note matures on February 15, 2007 and contains a default interest provision of 18% per annum. This note was paid in full during the second fiscal quarter of 2005.

On January 17, 2005, the Company entered into a Bill of Sale and Assignment Agreement whereby it conveyed ownership of two generators and a gas plant, valued at approximately $500,000, to Sovereign Strategic Partners, Ltd. (“Sovereign”) in exchange for a promissory note in the amount of $495,000. This note was secured by an Agreement of Pledge pursuant to which 20,000,000 shares of Blue Wireless and Data, Inc. (“Blue Wireless”) were contributed as collateral. Subsequently, the Company entered into a Capital Lease Agreement with Sovereign whereby Sovereign leased the generators and gas plant back to the Company. The Company has subsequently assigned the Sovereign promissory note to MAC Partners in exchange for 495,000 shares of convertible preferred stock of Blue Wireless.

During the quarter ended March 31, 2005, the Company issued 150,000 shares of its common stock (valued at $222,000) to Blue Wireless, to be pledged as collateral for an equipment loan. Mr. McLaughlin currently serves as the Chairman of the Board of Blue Wireless and Mr. Chambers serves as Blue Wireless’ Chief Executive Officer.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as of November 3, 2005 with respect to any person known by us to own beneficially more than 5% of our common stock, common stock beneficially owned by each of our officers named in “Executive Compensation,” and each of our directors, and the amount of common stock beneficially owned by our officers and directors as a group.

Name & Address of Beneficial Owner	Number of Shares Beneficially Owned		Approximate Percent of Common Stock Outstanding(1)
TKM Oil & Gas, Inc.	17,740,000		17.6%
3001 Knox Street Suite 403 Dallas, TX 75205
SW Energy Investments, Inc.	8,000,000		7.9%
3001 Knox Street Suite 403 Dallas, TX 75205
Dennis McLaughlin*	18,231,223	(2)	18.0%
Wayne McPherson*	2,370,000	(3)	2.3%
J. Mark Ariail*	1,450,000	(4)	1.4%
Kit Chambers*	1,000,000	(5)	0.9%
All Executive Officers and Directors as a Group (4 persons)	23,051,223		22.6%

*                    Executive Officer and/or a Director.

(1)          Based upon 101,017,810 shares of common stock issued and outstanding as of November 3, 2005 and includes for each person the shares issuable upon exercise of the options and warrants (if any) owned by them.

(2)          Mr. McLaughlin, as a director of TKM Oil & Gas, Inc., has beneficial ownership of 8,740,000 shares of common stock held by TKM. Additionally, as a partial owner of SW Energy Investments, Inc., Mr. McLaughlin has beneficial ownership of 3,520,000 shares of the Company’s common stock. On June 14, 2005, Mr. McLaughlin was issued 700,000 shares of the Company’s common stock and on July 22, 2005 was issued 500,000 shares of the Company’s common stock for his services has CEO and Chairman of the Board through DGMAC, LLC, which maintains a management services agreement with the Company. On September 9, 2005 Mr. McLaughlin was granted an additional 3,000,000 shares of the Company’s common stock by the board of directors for his services as Chief Executive Officer. Mr. McLaughlin has purchased approximately $1.7 million shares of the Company’s common stock in open market transactions.

(3)          On June 20, 2005, Mr. McPherson was issued 1,000,000 shares of the Company’s common stock for his services as Chief Operating Officer, and on July 1, 2005 Mr. McPherson was granted an additional 250,000 shares of the Company’s common stock by the board of directors for his services as Chief Operating Officer. On August 15, 2005, Mr. McPherson was granted 120,000 shares of the Company’s common stock for his services as Chief Operating Officer. On September 9, 2005, Mr. McPherson was granted 1,000,000 shares of Company’s common stock for his services as Chief Operating Officer.

(4)          On June 14, 2005, Mr. Ariail was issued 200,000 shares of the Company’s common stock for his services as Chief Financial Officer, and on July 1, 2005 Mr. Ariail was granted an additional 250,000 shares of the Company’s common stock by the board of directors for his services as Chief Financial Officer. On September 9, 2005, Mr. Ariail was granted 1,000,000 shares of the Company’s common stock for his services as Chief Financial Officer.

(5)          On September 9, 2005, Mr. Chambers was issued 1,000,000 shares of the Company’s common stock for his services as Corporate Secretary. All previous issuances attributed to Mr. Chambers were issued to an irrevocable trust for which Mr. Chambers as no direct or indirect beneficial ownership.

DESCRIPTION OF SECURITIES

General

The following discussion summarizes our capital stock and describes certain provisions of our restated articles of incorporation and bylaws. The information in this section is a summary only and is qualified by reference to our restated articles of incorporation and our bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part. Our authorized capital stock currently consists of 150,000,000 shares of common stock, par value $.001 per share. Effective August 1, 2005, shareholders owning more than 50% of our outstanding shares approved an increase in the authorized Common Stock capitalization limit of the Company, to 500,000,000 shares. The increase in the capitalization limit of the Company became effective September 15, 2005, the date as of which Restated Articles of Incorporation of the Company became effective. As of November 3, 2005, we had 101,017,810 shares of common stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to dividends, if any, as our board of directors may declare from time to time from legally available funds. Except as otherwise required by law, the holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders. Our bylaws require that a majority of our issued and outstanding shares need be represented, in person or by proxy, to constitute a quorum and to transact business at a shareholders’ meeting.

Our restated articles of incorporation deny cumulative voting rights in connection with the election of directors. Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present. Our restated articles of incorporation deny preemptive rights to all holders of common stock to subscribe for, purchase or acquire additional shares of capital stock issued in the future.

Upon our voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors. All of the outstanding shares of common stock are fully paid and non-assessable.

Common Stock Purchase Warrants

There are currently outstanding warrants to purchase an aggregate of 2,500,000 shares of common stock at exercise prices ranging from $1.00 to $3.00 per share. We issued these warrants in consideration for services rendered. These warrants will be terminated pursuant to the Company’s rescinding of its stock sale transaction with JSC Kaliningradneft executed March 22, 2005.

We issued warrants to the investors that participated in our recent private placement of 8% secured convertible promissory notes. In total, we issued warrants to purchase an aggregate of 12,000,000 shares of our common stock. The warrants have an exercise price of $0.30 per share, and expire in June 2010.

The warrant exercise price is subject to adjustment upon the occurrence of certain specified events, including stock dividends and stock splits, pro rata distributions of equity securities, evidences of indebtedness, rights or warrants to purchase common stock or cash or any other asset, mergers or consolidations, or certain issuances of common stock at a price below the initial exercise price of $0.30 per share.

The warrants include a “cashless exercise” feature, which permits the holder to exercise the warrants by surrender of a portion of the warrants. The cashless exercise feature is available to the holder, if at the time of exercise, there is not in effect a registration statement covering the shares underlying the warrants.

In addition, we issued to H. C. Wainwright & Co., Inc., 1,200,000 shares of common stock at $0.25 and warrants to purchase 1,200,000 shares of common stock at $0.30, all of which were issued in connection with their services as exclusive placement agent for the recent private placement. The warrants generally have the same terms as those issued to the investors. We also issued to 1st SB Partners Ltd., warrants to purchase 1,200,000 shares of common stock at $0.25 and warrants to purchase 1,200,000 shares of common stock at $0.30. These warrants generally have the same terms as those issued to the investors. Both H.C. Wainwright & Co., Inc. and 1st SB Partners Ltd., exercised their cashless exercise feature, on both warrants, on September 8, 2005. Both organizations received 1,279,458 shares of the Company’s common stock upon exercise of their warrants.

Additional Investment Right

Pursuant to the Note and Warrant Purchase Agreement, we also issued an additional investment right, which entitles the holders to purchase (a) up to an additional $3,000,000 principal amount of 8% secured convertible notes and (b) warrants to purchase up to an additional 12,000,000 shares of our common stock. This additional investment right vests 30 days following the registration of the underlying shares of common stock and ends six months thereafter. The terms and conditions of the securities contained in the additional investment right will be identical to the initial notes and warrants.

Anti-Takeover Provisions of our Restated Articles of Incorporation, Bylaws and Utah Law

Provisions with Anti-Takeover Implications

A number of provisions of our restated articles of incorporation and bylaws concern how we are governed and the rights of shareholders. These provisions and certain provisions of Utah law could be deemed to discourage takeover attempts not first approved by our board of directors, including takeovers which may be considered by some shareholders to be in their best interests. Any discouraging effect upon takeover attempts could potentially depress the market price of our common stock or cause temporary fluctuations in the market price of the common stock that otherwise could result from actual or rumored takeover attempts. These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control by shareholders, even if such removal or assumption would be beneficial to our shareholders. These provisions could also discourage or make more difficult a merger, tender offer, proxy contest or other takeover attempt, even if they could be favorable to the interests of our shareholders, and could potentially depress the market price of our common stock.

Special Meetings of Shareholders

Our bylaws provide that special meetings of our shareholders may be called by our president, our board of directors, our chairman of our board of directors or upon the written request of the holders of one-tenth of the outstanding common stock entitled to vote at the meeting.

Shareholder Action by Written Consent

Our bylaws provide that whenever a vote of our shareholders is required or permitted to be taken to authorize or approve any action, such action may be taken without a shareholders’ meeting if approved by written consent of the holders of at least a majority of the voting power of the shareholders, except where a greater proportion of voting power is required, in which case such greater proportion of written consents by the shareholders will be required. Utah law provides that, unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if, before or after the action, a written consent approving the action is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for the approval of an action at a shareholders’ meeting, then that proportion of written consents is required.

Amendments to Bylaws

Our restated articles of incorporation and bylaws provide that our bylaws may be altered, amended or repealed by our board of directors or by the affirmative vote of the holders of a majority of our capital stock entitled to vote at any meeting of shareholders.

Utah Law

The Utah Control Share Acquisition Act, set forth in Sections 61-6-1 through 61-6-12 of the Utah Code Annotated, generally provides that, when any person obtains shares (or the power to direct the voting of shares) of an issuing public corporation such that the person’s voting power equals or exceeds any of three levels (one-fifth, one-third, or a majority), the ability to vote (or to direct the voting of) those shares, which are deemed to be control shares, is conditioned on the approval by a majority of the corporation’s shares (voting in voting groups, if applicable), excluding the control shares. Shareholder approval may occur at the next annual or special meeting of the shareholders, or, if the acquiring person requests and agrees to pay the associated costs of the corporation, at a special meeting of the shareholders to be held within 50 days of the corporation’s receipt of the request by an acquiring person. If authorized by the articles of incorporation or the bylaws, the corporation may redeem control shares at the fair market value if the acquiring person fails to file an acquiring person statement or if the shareholders do not grant voting rights to control shares. If the shareholders grant voting rights to the control shares, and if the acquiring person obtained a majority of the voting power, shareholders may be entitled to dissenters’ rights under the Utah Revised Business Corporation Act. An acquisition of shares does not constitute a control share acquisition within the meaning of the Utah Control Share Acquisition Act if (1) the corporation’s article of incorporation of bylaws provide that the Utah Control Share Acquisition Act does not apply; (2) the acquisition is consummated pursuant to a merger in accordance with the Utah Revised Business Corporation Act; or (3) under certain other specified circumstances. The Company’s restated articles of incorporation and bylaws make no reference to the Utah Control Share Acquisition Act.

Limitation of Liability and Indemnification of Officers and Directors

The Revised Utah Business Corporation Act permits indemnification of the officers and directors of a corporation. The Company is required to indemnify a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director of the Company, against reasonable expenses incurred in connection with the proceeding or claim with respect to which he has been successful. Our bylaws provide that the Company is required to indemnify any present or former directors of the Company for any expenses, such monetary judgments, fines, amounts paid in settlement and attorneys fees, arising out of legal proceedings in which the individual becomes involved because he is or was a director. However, the bylaws limit indemnification to a director or former director to those situations where:

(a)          the director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company;

(b)         if in criminal proceedings, the director had no reasonable cause to believe his conduct was unlawful; and

(c)          either the board of directors, acting through a quorum of disinterested directors or on the advice of independent legal counsel, has made or the shareholders have made a determination that indemnification is proper in the circumstances.

Moreover, our bylaws require the Company to pay for or reimburse the reasonable expenses incurred by a director or former director who is party to a legal proceeding in advance of the final disposition of the proceeding if:

(x)          the director provides the Company a written affirmation of his good faith belief that he act acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, in a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful;

(y)          the director provides the Company a written undertaking to repay the advance if it is ultimately determined that he did not meet the standards of conduct described in his written affirmation; and

(z)          either the board of directors, acting through a quorum of disinterested directors or on the advice of independent legal counsel, has or the shareholders have made a determination that the payment or reimbursement is proper and would not be precluded by our bylaws or the Utah Revised Business Corporation Act.

The board of directors may indemnify and advance expenses to any officer, employee, or agent of the Company, who is not a director of the Company, for any amount consistent with public policy as determined by the board of directors. The Utah Revised Business Corporation Act provides that a corporation may indemnify any officer, employee or agent of a corporation subject to the same conditions as those regarding the indemnification of directors described above.

Our bylaws also provide that the Company may not indemnify a director or former director if he is adjudged liable to us or deemed to have derived an improper personal benefit in an action in which the director is adjudged liable.

Our restated articles of incorporation further provide that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for any act or omission as a director, subject to the limitations and procedures described above. In addition, in a legal proceeding initiated on behalf of the Company, the indemnification to the director or former director is limited to his reasonable expenses incurred in connection with the proceeding.

Insofar as indemnification for the liabilities arising under Securities Act of 1933 may be permitted to our directors, officers or persons controlling our company pursuant to the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

We may also purchase and maintain insurance to provide indemnification.

Transfer Agent

The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, Inc., 66 Exchange Place, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5740.

SELLING SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock by the selling shareholders as of November 3, 2005. The table further sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. For purposes of presentation, we have assumed that the selling shareholders will convert all indebtedness and exercise all warrants, subject to the contractual prohibition prohibiting the investors from beneficially owning more than 4.99% of our issued and outstanding common stock. Therefore, for the purposes of this table, each investor’s beneficial ownership shall not exceed 4.99%. However, the investors will over time have the ability to convert the entire amount being offered upon the conversion of the notes and exercise of the warrants, and therefore we are registering the entire amount offered in this registration statement. Each selling shareholder acquired the shares to be sold by the selling shareholder in the ordinary course of business and, at the time of acquisition of the shares, no selling shareholder had any agreement or understanding, directly or indirectly, to distribute the shares.

We will not receive any proceeds from the resale of the common stock by the selling shareholders. However, we will receive proceeds from any exercise of the warrants. Assuming all the shares registered below are sold by the selling shareholders, none of the selling shareholders will continue to own any shares of our common stock.

Selling Shareholder	Shares Beneficially Owned(1)(2)(3)	Shares Offered Pursuant to this Prospectus(1)(2)(3)	Percentage of Shares Owned Before Offering(3)	Percentage of Shares Owned After Offering(4)
Cranshire Capital, L.P.(5)	4,000,000	4,000,000	4.99%	- 0 -
Crescent International Ltd.(6)	8,000,000	8,000,000	4.99%	- 0 -
Iroquois Master Fund Ltd.(7)	8,000,000	8,000,000	4.99%	- 0 -
Omicron Master Trust(8)	4,000,000	4,000,000	4.99%	- 0 -
RHP Master Fund, Ltd.(9)	8,800,000	8,800,000	4.99%	- 0 -
Smithfield Fiduciary LLC(10)	4,800,000	4,800,000	4.99%	- 0 -
SRG Capital, LLC(11)	2,400,000	2,400,000	4.99%	- 0 -
Sunrise Equity Partners, L.P.(12)	8,000,000	8,000,000	4.99%	- 0 -
HC Wainwright & Co., Inc.(13)	2,400,000	2,400,000	2.8%	- 0 -
1st SB Partners Ltd.(14)	2,400,000	2,400,000	2.8%	- 0 -
TOTAL	52,800,000	52,800,000	—	- 0 -

*                    Less than 1%

(1)          The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares, which the selling shareholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the 8% secured promissory notes and exercise of the warrants currently held by the selling shareholders and also such notes and warrants issuable to them upon exercise of the additional investment right are subject to adjustment, and could be materially less or more than the number estimated in the table.

(2)          The foregoing common stock consists of (i) 12,000,000 shares that would be issuable upon conversion of 8% secured convertible notes based upon a conversion price $0.25 per share, (ii) 12,000,000 shares that would be issuable upon exercise of outstanding warrants, (iii) and 24,000,000 shares issuable upon conversion or exercise, respectively, of additional notes or warrants issuable upon exercise of the additional investment right, all of which are being registered under this prospectus for the benefit of the selling shareholders. The foregoing common stock further consists of (a) 2,400,000 shares of the Company’s common stock issuable upon exercise of outstanding warrants, which are being registered under this prospectus for the benefit of H. C. Wainwright & Co., and (b) 2,400,000 shares of the Company’s common stock issuable upon exercise of outstanding warrants, which are being registered under this prospectus for the benefit of 1st SB Partners Ltd. in connection with its services as advisor for the private placement.

(3)          The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act. However, the selling shareholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by each selling shareholder and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Accordingly, the percentage of shares owned prior to the offering is listed as 4.99%; however, the number of shares of common stock set forth in the table for each selling shareholder exceeds the number of shares of common stock that such selling shareholder could own beneficially at any given time through its ownership of the secured convertible notes and the warrants.

(4)          Assumes all shares registered on this prospectus are sold.

(5)          The number of shares being offered includes 4,000,000 shares of the Company’s common stock issuable upon conversion of the notes and upon exercise of the warrants, including those acquired pursuant to the additional investment right.

(6)          The number of shares being offered includes 8,000,000 shares of the Company’s common stock issuable upon conversion of the notes and upon exercise of the warrants, including those acquired pursuant to the additional investment right.

(7)          The number of shares being offered includes 8,000,000 shares of the Company’s common stock issuable upon conversion of the notes and upon exercise of the warrants, including those acquired pursuant to the additional investment right.

(8)          The number of shares being offered includes 4,000,000 shares of the Company’s common stock issuable upon conversion of the notes and upon exercise of the warrants, including those acquired pursuant to the additional investment right.

(9)          The number of shares being offered includes 8,800,000 shares of the Company’s common stock issuable upon conversion of the notes and upon exercise of the warrants, including those acquired pursuant to the additional investment right.

(10)   The number of shares being offered includes 4,800,000 shares of the Company’s common stock issuable upon conversion of the notes and upon exercise of the warrants, including those acquired pursuant to the additional investment right.

(11)   The number of shares being offered includes 2,400,000 shares of the Company’s common stock issuable upon conversion of the notes and upon exercise of the warrants, including those acquired pursuant to the additional investment right.

(12)   The number of shares being offered includes 8,000,000 shares of the Company’s common stock issuable upon conversion of the notes and upon exercise of the warrants, including those acquired pursuant to the additional investment right.

(13)   The number of shares being offered includes 2,400,000 shares of the Company’s common stock issuable upon exercise of warrants issued to H. C. Wainwright & Co., Inc.

(14)   The number of shares being offered includes 2,400,000 shares of the Company’s common stock issuable upon exercise of warrants issued to 1st SB Partners Ltd.

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•       Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•       Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•       Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•       An exchange distribution in accordance with the rules of the applicable exchange;

•       Privately negotiated transactions;

•       Short sales;

•       Broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•       A combination of any such methods of sale; and

•       Any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transaction involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling shareholders may from time to time pledge or grant a security interest in some or all the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may and be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling shareholder. If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling shareholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling shareholders.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of common stock (including shares issued upon the exercise of outstanding warrants and options) in the public market after this offering could cause the market price of our common stock to decline. Those sales also might make it more difficult for us to sell equity-related securities in the future or might reduce the price at which we could sell any equity-related securities.

As of November 3, 2005, we have outstanding approximately 101,017,810 shares of common stock. Of the shares of common stock outstanding at the date of this prospectus, approximately 22,574,039 shares will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act of 1933, generally may be sold only in compliance with the limitations of Rule 144 described below. All of the remaining 78,443,771 shares of common stock will be “restricted” securities as that term is defined in Rule 144. The “restricted” securities may not be resold unless they are registered under the Securities Act of 1933 or are sold pursuant to an available exemption from registration, including Rule 144 under the Securities Act. The restricted shares will be eligible for resale at various times upon the expiration of applicable holding periods. Restricted securities may be sold in the public market only if they qualify for an exemption from registration under Rule 144, including Rule 144(k), or Rule 701 under the Securities Act of 1933. In addition, up to 52,800,000 shares covered by this prospectus, when issued, will be freely tradable upon the effectiveness of the Registration Statement of which this prospectus forms a part.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

1.                1% of the number of shares of common stock then outstanding, which is approximately 1,010,000 shares at the time of this prospectus, or

2.                the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years is entitled to sell the shares under Rule 144(k) without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Scheef & Stone, LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2004 and 2003, and for the years then ended, appearing in this prospectus have been audited by Chisholm, Bierwolf & Nilson, LLC, independent auditors, given upon such firm’s authority as an expert in auditing and accounting.

ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the SEC. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information with respect to us and the shares of our common stock offered hereby, please refer to the registration statement, including its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made.

We file annual, quarterly and current reports and other information with the SEC. You may read and review a copy of any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov. If you would like a copy of this registration statement, our annual report including audited financial statements or any of our other SEC filings, please submit your request to Apollo Resources International, Inc., or call (214) 389-9800.

APOLLO RESOURCES INTERNATIONAL, INC.
BALANCE SHEETS

	June 30, 2005	December 31, 2004
ASSETS
Current Assets
Cash and cash equivalents	$4,737	$56,018
Accounts receivable working interest owners	138,739	102,790
Trade accounts receivable	20,474	35,063
Accounts receivable other	171,688	30,709
Deposit—common stock pledged	1,000,000	—
Other current assets	36,374	7,643
Total Current Assets	1,372,012	232,223
Property and equipment, net	16,045,975	7,564,531
Investment in joint ventures	1,690,016	—
Investment in convertible preferred stock	495,000	—
Patents and assigned technology net of amortization of $15,300 at December 31, 2004	—	35,903
Other assets	439,839	56,475
	$20,042,842	$7,889,132
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$727,451	$379,152
Royalty payable	743,631	807,970
Production, property and payroll taxes payable	273,157	147,067
Lease payable	511,071	—
Notes payable	3,362,702	1,971,072
Total Current Liabilities	5,618,012	3,305,261
Long-term debt	36,184	—
Total Liabilities	5,654,196	3,305,261
Stockholders’ Equity
Common stock, $.001 par value; 150,000,000 shares authorized; and 71,784,405 and 23,853,900 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	$71,784	$23,854
Additional paid-in capital	29,674,369	6,739,052
Accumulated deficit	(7,501,136)	(1,610,181)
Common stock issued for future services	(7,856,371)	(568,854)
Total Stockholders’ Equity	14,388,646	4,583,871
	$20,042,842	$7,889,132

See accompanying notes to financial statements.

APOLLO RESOURCES INTERNATIONAL, INC.
STATEMENT OF OPERATIONS

	Three Months Ended June 30, 2005	Six Months Ended June 30, 2005
Oil sales, net	$ 36,100	$ 178,037
Other revenue	5,766	12,321
Total revenue	41,866	190,358
Cost of sales	94,726	252,932
Gross profit (loss)	(52,860)	(62,574)
Selling, general and administrative	5,857,866	7,914,818
Operating loss	(5,910,726)	(7,977,392)
Interest expense, net	(100,400)	(171,823)
Other income	70,279	75,574
Loss from operations before income taxes	(5,940,847)	(8,073,641)
Income taxes	—	—
Loss before extraordinary item	(5,940,847)	(8,073,641)
Extraordinary item:
Gain on extinguishment of debt, net of tax	—	2,182,686
Net Loss	$ (5,940,847)	$ (5,890,955)
Income (loss) per common share:
Basic and diluted:
Loss before extraordinary item	$ (.12)	$ (.19)
Extraordinary item	—	.05
Net loss	$ (.12)	$ (.14)
Weighted average shares:
Basic and diluted	51,155,810	41,644,250

See accompanying notes to financial statements.

APOLLO RESOURCES INTERNATIONAL, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY

			Common
		Additional	Stock Issued
	Common	Paid In	for Future	Accumulated
	Stock	Capital	Services	Deficit	Totals
Balance December 31, 2004	$23,854	$6,739,052	$(568,854)	$(1,610,181)	$4,583,871
Common stock issued in acquisition	8,000	3,992,000	—	—	4,000,000
Common stock issued for investment in joint ventures	2,500	1,523,500	—	—	1,526,000
Stock issued to retire debt	300	110,610			110,910
Stock pledged for note payable	5,000	995,000			1,000,000
Common stock issued in private equity sales	11,935	4,974,875		—	4,986,810
Common stock issued for services	16,983	9,751,552	(7,287,517)	—	2,481,018
Common stock issued for employee compensation	2,380	730,248	—	—	732,628
Common stock issued as collateral for purchases	832	357,532	—	—	358,364
Capital contribution to subsidiary	—	500,000	—	—	500,000
Net and comprehensive loss	—	—	—	(5,890,955)	(5,890,955)
Balance June 30, 2005	$71,784	$29,674,369	$(7,856,371)	$(7,501,136)	$14,388,646

See accompanying notes to financial statements

APOLLO RESOURCES INTERNATIONAL, INC.
STATEMENTS OF CASH FLOWS

Six Months Ended June 30 2005
Cash Flows from Operating Activities:
Net loss	$(5,890,955)
Non-cash items included in net loss:
Depreciation, amortization and depletion	108,166
Common stock issued for services	2,481,018
Stock issuance compensation expense	3,149,171
Common stock issued for compensation	723,400
Gain on extinguishment of debt	(2,182,686)
Other	(123,113)
Changes in assets and liabilities:
Decrease (increase) in:
Accounts receivable	(183,820)
Prepaid and other assets	(23,022)
Increase (decrease) in:
Accounts payable and accrued expenses	320,287
Net cash used in operating activities	(1,621,554)
Cash Flows From Investing Activities:
Cash acquired in acquisitions	2,003
Purchase of equipment	(4,061)
Net cash used in investing activities	(2,058)
Cash Flows From Financing Activities:
Proceeds from notes payable	112,005
Proceeds from sales of common stock	1,837,639
Repayments of notes payable	(377,313)
Net cash provided by financing activities	1,572,331
Net decrease in cash	(51,281)
Cash and cash equivalents
Beginning of year	56,018
End of period	$4,737

See accompanying notes to financial statements.

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company and Purpose—Apollo Resources International, Inc. (the “Company”) was incorporated on July 9, 1997 under the laws of the State of Utah. Effective October 28, 2004, the Company executed a share exchange agreement, in which the Company acquired an oil and natural gas production company. With this acquisition the Company changed its primary business focus to oil & natural gas production. Subsequent acquisitions and ventures have added oil and natural gas transportation via the acquisition of pipelines and developed an alternative fuels segment with ventures in biodiesel and hydrogen energy alternatives. Before October 28, 2004, the Company was accounted for as a developmental stage company for the purpose of raising capital to invest in a joint venture which acquired a license to certain technology relating to the production of hydrogen, to generate hydrogen for sale, and to market hydrogen generating equipment and products.

Basis of Presentation—The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated. Results of operations for the Company’s gas transmission company OGC Pipeline, LLC (“OGC”) have been consolidated since February 7, 2005, the effective date of the acquisition.

The results of operations of JSC Kaliningradneft (“Kaliningrad”), acquired March 22, 2005, are not included with the accounts presented in this Form 10-QSB. Effective November 3, 2005, the Company announced that it was exercising its contractual right to rescind the March 2005 stock sale transaction with shareholders of Kaliningrad. The Company’s decision comes after protracted efforts to resolve serious issues that were discovered by the Company post-closing, as well as efforts to resolve the failure of Kaliningrad to provide certain critical financial data that was represented in the March agreement. Specifically, shareholders of Kaliningrad had purported to transfer 90% of its issued and outstanding shares of stock to the Company; however, it became apparent that shareholders of Kaliningrad were not in a position to transfer more than 50.10% of its stock. The Company has been in protracted discussion with the owners of the remaining shares but, so far, has been unable to reach a new agreement with them and has agreed to release any claims it may have had in regard to their shares. Additionally, Kaliningrad, pursuant to the March agreement, was required to provide the Company with audited statements for fiscal years 2003 and 2004, prepared in accordance with U.S. Generally Accepted Accounting Principles, which Kaliningrad has failed to do despite repeated efforts on the part of the Company to secure them. As a result of the above issues, the Company has exercised the contractual right of rescission that was reserved to the Company under the March 2005 stock sale agreement, bill of sale, and $18.5 million convertible debenture. The Company remains in contact with the ownership of Kaliningrad and a new agreement may be reached. In the meantime, the convertible debenture issued by the Company is cancelled and the Company has reserved certain rights that it may have had under the March agreement with respect to the rescission of the stock sale transaction.

With the execution of the share exchange agreement on October 28, 2004, the Company effected a 2 for 1 reverse split of its common stock. Pursuant to the agreement, the Company acquired all of the issued and outstanding shares of Theseus Resources, Inc. (“Theseus”), in exchange for the issuance of 18,000,000 post-split shares of the Company’s restricted common stock. This transaction was recorded as a reverse acquisition using the purchase method of business combinations. In a reverse acquisition all accounting history becomes that of the accounting acquirer. Therefore, all historical information prior to the acquisition is that of Theseus. Accordingly, there are no comparative financial statements presented for the three and six month periods ended June 30, 2005.

In management’s opinion, these financial statements include all adjustments necessary to present fairly the financial position of the Company at June 30, 2005 and the results of operations and changes in cash flows for the three and six month periods ended June 30, 2005. The accounting and reporting policies of the Company conform to generally accepted accounting principles and reflect practices appropriate for its industry. Revenue is recognized when earned in accordance with the accrual basis of accounting. These policies are summarized below.

Management’s Estimates and Assumptions—The presentation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance.

Cash and Cash Equivalents—Cash equivalents consist of highly liquid investments with original maturities of three months or less.

Accounts Receivable—At June 30, 2005, the amounts carried in accounts receivable were considered by management to be collectible in full.

Accounts Receivable Working Interest Owners—The Company previously advanced funds to working interest owners. As net royalties are earned, the working interest owners are reducing their receivable on a quarterly basis. The working interest owners receive 54% of the revenue and are billed 54% of the direct expenses. For the period ended June 30, 2005, the working interest owners accrued revenue of $49,688. As of June 30, 2005 the working interest owners owed the Company $138,739.

Concentration of Credit Risk—Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable and temporary cash investments. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company controls its exposure to credit risk through credit approvals, credit limits and monitoring procedures and establishes allowances for anticipated losses. The Company places its temporary cash investments with quality financial institutions and, by policy, limits the amount of credit exposure with any one financial instrument.

Fair Market Value of Financial Instruments—The estimated fair value of cash and cash equivalents, accounts receivable, investments in marketable equity securities, accounts payable, accrued expenses and other liabilities approximate their carrying amounts in the financial statements. The Company’s financial instruments include notes payable. The carrying value of notes payable approximates market value because the borrowing rate is similar to other financial instruments with similar terms.

Patents and Assigned Technology—The Company contributed its Patent technology to Decarb Energy Technologies, LLC (“Decarb”) upon entering into a joint venture with Decarb. This joint venture between the Company and a former officer of the Company, enables the Company to continue its research in hydrogen fuel alternatives. The Patent technology relates to a Hydrogen Generation System and Fuel Pellet technology relating to the production of hydrogen.

Warrants - During 2003, the Company issued a former officer in connection with such officer’s employment agreement, a warrant for 65,000 shares of restricted common stock. Such warrant has an exercise price of $2.50 per share and expires on December 11, 2006.

Stock Options and Warrants—The Company accounts for its stock-based compensation plans in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and related interpretations. The Company accounts for stock-based compensation for non-employees under the fair value method prescribed by Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” Through June 30, 2005, there have been no significant grants to non-employees.

The Company grants incentive and non-qualified stock options and has reserved 19,532,000 shares of common stock for issuance under its stock option plans. The majority of the options granted become exercisable at the date of grant, and generally expire three years after the date of grant.

The Company adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123 (SFAS No. 123), “Accounting for Stock Based Compensation.” This statement requires the Company to provide pro forma information regarding net income and net income per share as if compensation cost for the Company’s stock options had been determined in accordance with the fair value method. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 2005.

Dividend Yield	0%
Expected volatility	80%
Risk free interest rate	3.25%
Expected life (years)	3

Had compensation cost for the Company’s stock option plans been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company’s net loss and loss per share would have been reduced to the pro forma amounts indicated below:

	Three Months Ended June 30, 2005	Six Months Ended June 30, 2005
Net loss, as reported	$(5,940,847)	$(5,890,955)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	—	(937)
Adjusted net loss	$(5,940,847)	$(5,891,892)
Earnings per share
As reported
Basic and diluted	$(.12)	$(.14)
As adjusted
Basic and diluted	$(.12)	$(.14)

Revenue—Oil and natural gas production revenue is recognized at the time and point of sale after the product has been extracted from the ground.

Comprehensive Income—Comprehensive income includes all changes in equity except those resulting from investments by stockholders and distributions to stockholders.

Earnings per Share—Earnings (loss) per common share is presented in accordance with the provisions of the Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (SFAS 128), which requires the presentation of “basic” and “diluted” earnings per share. Basic earnings (loss) per share are based on the weighted average shares outstanding. Diluted earnings per share include the effect of dilutive securities such as stock options and warrants.

The following table reconciles basic earnings per share to diluted earnings per share under the provisions of SFAS 128.

	Net Income (Numerator)	Shares (Denominator)	Per Share Amount
Three Months Ended June 30, 2005
Basic earnings per share	$(5,940,847)	51,155,810	$(.12)
Effect of dilutive securities:
Stock options and warrants	—	—	—
Convertible notes	—	—	—
Diluted earnings per share	$(5,940,847)	51,155,810	$(.12)

	Net Income (Numerator)	Shares (Denominator)	Per Share Amount
Six Months Ended June 30, 2005
Basic earnings per share	$(5,890,955)	41,644,250	$(.14)
Effect of dilutive securities:
Stock options and warrants	—	—	—
Convertible notes	—	—	—
Diluted earnings per share	$(5,890,955)	41,644,250	$(.14)

Total stock options and warrants outstanding at June 30, 2005 that are not included in the diluted earnings per share computation are approximately 80,875. Convertible notes not included in the computation of diluted earnings per share are equivalent to approximately 1,328,755 shares. These stock options, warrants and convertible notes were not included in the computation of earnings per share at June 30, 2005 due to exercise prices exceeding the average market value of the Company’s common stock, and due to the Company’s incurring a net loss during the periods presented.

Basic net income per share is computed by dividing net income available to common shareholders (numerator) by the weighted average number of common shares outstanding during the year (denominator). Diluted net income per share is computed using the weighted average number of common shares and potential common shares outstanding during the year. Potential common shares result from the assumed exercise, using the treasury stock method, of outstanding stock options, warrants and convertible notes having a dilutive effect. The numerator for the periods presented is equal to the reported net income.

Income Taxes—The Company utilizes the liability method for accounting for income taxes. The liability method accounts for deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to differences between financial statement amounts and tax bases of assets and liabilities. The resulting deferred income tax liabilities are adjusted to reflect changes in tax laws and rates. Temporary differences consist of the difference in financial statement and income tax bases for accounting for start-up and organizational costs. Deferred income taxes related to an asset or liability are classified as current or non-current based on the classification of the related asset or liability. Deferred tax assets related to losses accumulated during the development stage and thereafter have been reduced by a corresponding valuation allowance at June 30, 2005, and accordingly, no income tax expense or benefit has been recognized. Net operating loss carryforwards approximating $9.2 million expire in the years 2013 through 2019.

2. GOING CONCERN AND MANAGEMENT PLANS

During the period ending June 30, 2005, the Company recorded a net loss of $5,890,955. Since the Company completed its reverse merger on October 28, 2004, the Company has accumulated losses aggregating $7.5 million. The Company’s continued existence is dependent upon its ability to take advantage of acquisition opportunities, raise capital through private securities offerings, secure collateralized debt financing and use these sources of capital to grow and enhance its oil and gas production and gas pipeline transmission operations. During the fourth quarter of fiscal 2004 the Company completed the acquisition of BC&D Oil and Gas Corporation (“BC&D”). The acquisition of BC&D marked the initial entrance of the Company into the oil and natural gas production business. During the first quarter of fiscal 2005, the Company negotiated the acquisition of OGC, a gas gathering company. The OGC acquisition added a pipeline network to the Company’s assets enabling the Company to diversify into the oil and gas transmission business. In addition, the Company has acquired a 50% interest in Decarb, Energy Ventures Organization, Inc. (“Energy Ventures”), and Earth Biofuels, Inc. (“Biofuels”). Decarb and Energy Ventures are focused on developing hydrogen power projects, while Biofuels produces and distributes bio-diesel fuel. In July of 2005 the Company completed a $3.0 million financing consisting of convertible notes with related warrants. The Company collateralized certain of its oil and gas assets and properties along with its pipeline assets to secure this funding. Please see note 13 (Subsequent Events) for terms relating to the $3.0 million financing. The Company has also continued to raise capital through a variety of private securities offerings of its common stock.

Management is focusing on expanding and improving its oil and natural gas production operations and alternative fuels ventures. Through acquisition, organic growth and funding via collateralized loans and private placement offerings, the Company plans to continue to increase the profitability of its operations necessary to support operations.

There can be no assurance that any of management’s plans as described above will be successfully implemented or that the Company will continue as a going concern.

The Company’s Liquidity Plan

Recent operating results give rise to concerns about the Company’s ability to generate cash flow from operations sufficient to make scheduled debt payments as they become due. On July 7, 2005 the Company completed a $3.0 million financing. This financing allowed the Company to secure full payment of its pipeline assets and infuse capital into its oil and gas subsidiary BC&D as well as continue funding its alternative fuels joint ventures. As of June 30, 2005, the Company continued to seek other financing from private placements and other acquisitions to expand its opportunities in the areas of oil and gas production, oil and gas transmission and alternative fuels businesses. The Company has implemented cost saving measures including staff reductions. The Company will take additional cost savings measures, if necessary, to enhance its liquidity position.

The Company’s need to raise additional equity or debt financing and the Company’s ability to generate cash flow from operations sufficient to make scheduled payments on its debts as they become due will depend on its future performance and the Company’s ability to successfully raise capital and implement business and growth strategies. The Company’s performance will also be affected by prevailing economic conditions. Many of these factors are beyond the Company’s control. If future cash flows and capital resources are insufficient to meet the Company’s debt obligations and commitments, the Company may be forced to reduce or delay activities and capital expenditures, obtain additional equity capital or restructure or refinance its debt. In the event that the Company is unable to do so, the Company may be left without sufficient liquidity and it may not be able to meet its debt service requirements. In such a case, this could result in a substantial portion of the Company’s indebtedness becoming immediately due and payable. As a result, the Company may not be able to continue operations due to liens, collateralized notes or other secured positions placed on the Company’s assets.

3. PROPERTY AND EQUIPMENT

The Company follows the full cost method of accounting for exploration and development of oil and gas properties whereby all costs in acquiring, exploring and developing properties are capitalized, including estimates of abandonment costs, net of estimated equipment salvage costs. No costs related to production, general corporate overhead, or similar activities have been capitalized. Leasehold costs are depleted based on the units-of-production method based on estimated proved reserves. Property and equipment are stated at cost less accumulated depreciation. The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the various assets as follows:

Leasehold improvements	5-7 Years
Machinery and equipment	5-7 Years
Gas plant	7 Years
Automobiles	5 Years

Property, plant and equipment consist of the following:

	June 30, 2005	December 31, 2004
Building	$46,297	$—
Machinery and equipment	1,949,547	2,036,501
Computer equipment	3,737	—
Gas plant	316,443	316,443
Intangible drilling costs	229,848	229,848
Oil & gas leases	7,694,708	7,694,708
Pipeline easements	8,028,181	—
Automobiles	49,107	49,107
Leasehold improvements	—	22,091
	18,317,868	10,348,698
Less accumulated depreciation, amortization and depletion	2,271,893	2,784,167
	$16,045,975	$7,564,531

Depreciation, amortization and depletion expense for the three and six months ended June 30, 2005 was $28,396 and $108,166, respectively.

Depreciation, amortization and depletion expense for the year ended December 31, 2004 was $80,993.

4. ACQUISITIONS

Effective February 7, 2005 the Company acquired 100% membership interest in OGC from SW Energy Investments, Inc. (“SW Energy”). In consideration of this acquisition the Company exchanged 8,000,000 shares of the Company’s common stock valued at $.50, the closing market price on February 7, 2005. In this acquisition the Company acquired approximately 1,800 miles of pipeline used for the transmission of oil and natural gas. Post acquisition, SW Energy owned approximately 18% of the outstanding common stock of the Company.

This transaction was recorded using the purchase method of business combinations.

The following is a condensed balance sheet disclosing the actual carrying values of OGC’s assets and liabilities at the acquisition date.

ASSETS
Cash and cash equivalents	$2,003
Pipeline easements	7,987,706
Total assets	$7,989,709
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$1,204,170
Notes payable	2,785,539
Stockholders’ equity	4,000,000
Total liabilities and stockholders’ equity	$7,989,709

The following represents the approximate pro-forma effect assuming the acquisition with OGC had occurred on January 1, 2005, the beginning of the Company’s current fiscal year.

Six Months Ended
June 30, 2005
Net Loss, as reported	$(5,890,955)
Additional estimated OGC net loss (prior to acquisition date)	(27,916)
Pro-forma net loss	$(5,918,871)
Weighted average shares outstanding, as reported	41,644,250
Adjustment to reflect common stock issued to SW Energy	1,635,359
Pro-forma weighted average shares outstanding	43,279,609
Loss per share, as reported	$(.14)
Pro-forma loss per share	$(.14)

5. EQUITY TRANSACTIONS

On June 30, 2005, the Company issued 8,000,000 shares of its common stock to acquire 100% membership interest in OGC. The Company also issued 1,700,000 shares of its common stock as consideration to enter into a 50% joint venture with Biofuels and 800,000 shares to acquire a 50% interest in Energy Ventures.

During the first six months of 2005 the Company issued 11,935,949 shares of its common stock through private placements. Proceeds of these sales total $1,837,639 for the six months ended June 30, 2005.

During the first six months of 2005 the Company issued 16,983,604 shares of the Company’s common stock to consultants in restricted form and pursuant to the Company’s 2004 and 2005 Stock Option and Award Plans. These shares of common stock were issued at the fair market value price on the date of issuance and resulted in approximately $2,271,076 and $3,149,171 of consulting services expense for the three and six months ended June 30, 2005.

During the first six months of 2005 the Company issued 2,380,000 shares of its common stock to employees as compensation. These shares of common stock were issued at the fair market value price on the date of issuance and resulted in approximately $550,000 and $723,400 of employee compensation expense for the three and six months ended June 30, 2005.

The Company has issued a total of 831,818 shares of its common stock valued at $358,364 as collateral for purchases made by Blue Wireless and Data, Inc. The Company’s CEO and Corporate Secretary act as Chairman of the Board and CEO of Blue Wireless and Data, Inc.

During the second quarter of 2005 the Company issued 5,000,000 shares of its common stock to Koch Pipeline Company L.P. (“Koch”) valued at $1.0 million. These shares were pledged as collateral on the $1.0 million note due to Koch and were held in escrow pending the Company’s final payment. In July of 2005, the Company made full payment to Koch. Subsequently the 5,000,000 shares of the Company’s common stock were returned to the Company and cancelled.

During the second quarter of 2005 the Company issued 300,000 shares of its common stock valued at approximately $111,000 to retire a $100,000 convertible note payable to Mr. Bruce Blackwell.

6. LEASES

The Company currently maintains an agreement to purchase office space in Trona, California to facilitate its hydrogen alternative fuel technology development for $54,994. The office lease is for a term of 59 months commencing on March 31, 2005 at $917 per month. The Company entered into a twelve month capital lease agreement valued at $511,071 for equipment and a gas plant on January 17, 2005. The capital lease agreement calls for eleven monthly installments of $15,000 with a final payment of $346,071 due at the end of the lease.

The following is a schedule of future minimum rent and lease payments due:

Year Ending December 31,
2005	519,325
2006	11,006
2007	11,006
2008	11,006
2009	11,006
Thereafter	2,716
Total	566,065

Rent expense was $1,006 and $2,806 for the three and six months ended June 30, 2005.

7. INVESTMENTS

As part of establishing the Company’s investment in alternative fuels, the Company executed a purchase and sale agreement on February 25, 2005 to acquire a 50% interest in Biofuels in exchange for 1,700,000 shares of restricted common stock of the Company. On December 6, 2004, the Company formed Decarb, a joint venture between the Company and a former officer of the Company. In addition, on May 2, 2005 the Company reached agreement with Energy Ventures to acquire a 50% interest for 800,000 shares of restricted common stock valued at $200,000. At June 30, 2005 the Company’s investment in these ventures totaled $1,690,016.

The investments in Biofuels, Decarb and Energy Ventures have been accounted for using the equity method of accounting. During the three and six months ended June 30, 2005, the Company realized income of $67,218 and $72,513 related to these investments. These amounts have been classified in the Company’s statement of operations under the caption “Other income”.

On March 31, 2005 the Company assigned a note receivable valued at $495,000 in exchange for 495,000 shares, $1.00 par value, convertible preferred stock of Blue Wireless and Data, Inc. This investment is shown as a non-current asset in the Company’s balance sheet.

8. NOTES PAYABLE

At June 30, 2005 the Company maintained notes payable acquired with its acquisitions of BC&D and OGC and to various vendors.

Lender	Maturity Date	Interest Rate	Original Principal Amount
Jimmy Brown	On Demand	13.00%	$200,000
Convertible Note D. Hill (1)		6.00%	1,000,000
TelcoEnergy Corporation	9/22/2005	6.00%	179,000
Peter Knollenberg	On Demand	6.00%	150,000
Convertible Notes OGC (2)	On Demand	10.00%	598,241
JPB Resources, Inc.	2/24/2006	13.00%	50,000
JPB Resources, Inc.	On Demand	11.00%	100,000
Koch Pipeline Co., L.P. (3)		9.00%	1,000,000
Other (4)			121,645
Total notes payable			3,398,886
Less current portion of notes payable			3,362,702
Long–term portion of notes payable			$36,184

(1)   Convertible note due to the former owner of BC&D Oil & Gas Corporation. The Company and Mr. Hill have reached an agreement to settle this note pending settlement negotiations pertaining to current litigation.

(2)   Convertible notes due to former owners of OGC Pipeline, LLC.

(3)   Note was paid in full in July 2005.

(4)   Miscellaneous notes for insurance and other vendors

9. ROYALTY PAYABLE

The Company has various royalty arrangements with non-working interest owners. As of June 30, 2005 the Company owed royalties of $783,764 to non-working interest owners and regulatory agencies.

10. EXTRAORDINARY ITEM

Effective March 31, 2005 the Company executed a Compromise of Debt Agreement with Koch. This agreement effectively reduced the principal and interest obligation on the note payable assumed in the acquisition of OGC in February. The principal and interest was reduced to $1,100,000 as full payment on the pipeline assets resulting in forgiveness of debt in the amount of $2,182,686 in principal and accrued interest. The Company made payments totaling $100,000 to Koch during the second quarter of 2005. In July 2005, the remaining balance of $1,000,000 was paid in full.

11. RELATED PARTY TRANSACTIONS

The Company entered into a management services agreement with DGMAC, LLC effective March 15, 2005. Under the terms of this agreement the Company is charged $40,000 monthly for services provided by Dennis McLaughlin, its Chief Executive Officer and Chairman of the Board. The Company

and Mr. McLaughlin agreed to make no accrual of Mr. McLaughlin’s compensation, related to his management services agreement during the first quarter of 2005. The Company resumed accrual of Mr. McLaughlin’s management service agreement effective July 1, 2005 upon completion of the Company’s current funding.

The Company entered into a management services agreement with Johnny Flame Consulting, LLC effective March 15, 2005. Under the terms of the agreement the Company is charged $15,000 monthly for services provided by Christopher Chambers, its Corporate Secretary. The Company and Mr. Chambers agreed to make no accrual of Mr. Chamber compensation, related to his management services agreement during the first quarter of 2005. The Company resumed accrual of Mr. Chambers management service agreement effective July 1, 2005 upon completion of the Company’s current funding.

The Company entered into a management services agreement with MAC Partners, LP (“MAC”) effective November 12, 2004. Under the terms of this agreement the Company is charged $45,000 monthly for general administration, human resources, turnkey office and legal services. In addition, MAC provides the services of Mr. J. Mark Ariail and Mr. Wayne McPherson, the Company’s Chief Financial Officer and Chief Operating Officer. Effective March 15, 2005, Mr. Ariail and Mr. McPherson’s services were no longer provided by MAC and they became employees of the Company. The Company and MAC are currently under negotiations to restructure the management services agreement as provided under the terms of the agreement. On February 15, 2005, MAC loaned the Company $112,015 through a promissory note bearing interest at 7% per annum. This promissory note matures on February 15, 2007 and contains a default interest provision of 18% per annum. At June 30, 2005 there were no amounts outstanding on this promissory note.

On January 17, 2005 the Company entered into a Bill of Sale and Assignment Agreement whereby it conveyed ownership of two generators and a gas plant, valued at approximately $500,000, to Sovereign Strategic Partners, Ltd. (“Sovereign”) in exchange for a promissory note in the amount of $495,000. This note was secured by an Agreement of Pledge pursuant to which 20,000,000 shares of Blue Wireless and Data, Inc. (“Blue”) were contributed as collateral. Subsequently, the Company entered into a Capital Lease Agreement with Sovereign whereby Sovereign leased the generators and gas plant to the Company. The Company subsequently assigned the Sovereign promissory note to MAC in exchange for 495,000 shares of convertible preferred stock of Blue. Mr. McLaughlin currently serves as the Chairman of the Board of Blue and Mr. Chambers serves as Blue’s Chief Executive Officer.

During the half ended June 30, 2005, the Company issued 150,000 shares of its common stock valued at $222,000 to Blue to be pledged as collateral for an equipment loan for Blue. During the second quarter of 2005 an additional 681,818 shares of the Company’s common stock valued at $136,364 were issued directly to Blue’s vendor for additional collateral required on the equipment loan due to fluctuations in the Company’s stock price. Mr. McLaughlin currently serves as the Chairman of the Board of Blue and Mr. Chambers serves as Blue’s Chief Executive Officer.

12. SUPPLEMENTAL CASH FLOW INFORMATION

Significant non-cash transactions are summarized as follows:

June 30, 2005
Common stock issued for services	$2,481,018
Common stock issued in acquisition of subsidiary	$4,000,000
Stock issuance compensation expense	$3,149,171
Common stock issued for investment in joint ventures	$1,526,000
Gain on extinguishment of debt	$2,182,686
Stock pledged for note payable	$1,000,000

13. SUBSEQUENT EVENTS

$3.0 Million Convertible Notes with Warrants

On June 30, 2005, the Company entered into (and on July 7, 2005 completed the transaction contemplated by) a Note and Warrant Purchase Agreement with the certain investors, pursuant to which the Company issued $3,000,000 principal amount of 8% Secured Convertible Promissory Notes and related securities.

The following summarizes the principal terms of the transaction:

Terms of Secured Convertible Promissory Notes

Pursuant to the Note and Warrant Purchase Agreement, the Company sold to certain investors (the “Noteholders”) an aggregate of $3,000,000 principal amount of 8% secured convertible promissory notes, together with warrants to purchase an aggregate of 12,000,000 shares of the Company’s common stock, and an additional investment right entitling the Noteholders to purchase up to an additional $3,000,000 of 8% secured convertible promissory notes and warrants to purchase an aggregate of 12,000,000 shares of the Company’s common stock.

These notes are secured by a continuing security interest in certain of the Company’s assets pursuant to the terms of a security agreement among Apollo Resources International, Inc., its wholly owned subsidiaries BC&D Oil and Gas Corporation (“BC&D”) and OGC Pipeline LLC (“OGC”), and the Noteholders. Additional terms of the 8% secured convertible notes include:

•  Unless converted or redeemed as described below, the 8% secured convertible notes are due on December 30, 2007.

•  8% annual interest, payable semi-annually in arrears beginning December 1, 2005. The interest is payable either in cash or at the Company’s option (subject to the satisfaction of certain conditions) in shares of the Company’s common stock valued at 92.55% of the volume weighted average price of the Company’s common stock for the 5 trading days prior to the payment date.

•  While the notes are outstanding, if the Company issues equity or equity linked securities at a price lower than the conversion price, then the conversion price of these 8% secured convertible notes will be reduced to the same price.

•  The notes are convertible at any time at the option of the Noteholders into shares of the Company’s common stock at a conversion price of $0.25 per share. The conversion price is also subject to adjustment upon the occurrence of certain specified events, including stock dividends and stock splits, mergers or consolidations, or certain issuances of common stock at a price below the initial conversion price of $0.25 per share, subject to adjustment as set forth above.

•  The number of shares of the Company’s common stock acquired by any Noteholders upon conversion of the notes is limited to the extent necessary to ensure that following the conversion the total number of shares of the Company’s common stock beneficially owned by the Noteholders does not exceed 4.999% of our issued and outstanding common stock.

•  The Company can prepay all or any portion of the principal amount of the notes, plus any accrued but unpaid interest at 120% of face amount, but only if certain conditions are satisfied, including an effective registration. If the Company should elect to prepay the notes, the Noteholders will have 30 calendar days to convert the notes into shares of the Company’s common stock. If the Company  elects to prepay the notes, the Company must do so pro-rata amongst the Noteholders.

Terms of Warrants

The Company also issued warrants to purchase up to 12,000,000 shares of the Company’s common stock. The warrants are exercisable for five years from the date of issuance at an exercise price of $0.30 per share.

The warrant exercise price is subject to adjustment upon the occurrence of certain specified events, including stock dividends and stock splits, pro rata distributions of equity securities, evidences of indebtedness, rights or warrants to purchase common stock or cash or any other asset, mergers or consolidations, or certain issuances of common stock at a price below the initial exercise price of $0.30 per share.

The warrants include a “cashless exercise” feature, which permits the Noteholder to exercise the warrants by surrender of a portion of the warrants. The cashless exercise feature is available to the Noteholder, if at the time of exercise, there is not in effect a registration statement covering the shares underlying the warrants.

Terms of Additional Investment Right

The Company also issued an additional investment right, which entitles the Noteholders to purchase (a) up to an additional $3,000,000 principal amount of 8% secured convertible notes and (b) warrants to purchase up to an additional 12,000,000 shares of the Company’s common stock. This additional investment right vests 30 days following the registration of the underlying shares of common stock and ends six months thereafter. The terms and conditions of the securities contained in the additional investment right will be identical to the initial notes and warrants.

Registration of Common Stock

The Company agreed to file a registration statement with the Securities and Exchange Commission registering the shares of common stock issuable upon conversion of the notes and exercise of the warrants, as well as the shares related to the additional investment right. If the Company fails to file the registration statement on a timely basis, or if it is not declared effective by the Securities and Exchange Commission within a maximum of 150 days from the date the Company closed the transaction contemplated by the Note and Warrant Purchase Agreement (July 7, 2005), the Company is required to pay to the Noteholders liquidated damages equal to 2.0% of the amount invested and liquidated damages equal to 1.0% of the amount invested for each subsequent 30-day period.

Exchange Rights

For the 24-month period from the date of the closing, if the Company completes a private equity or equity-linked financing on terms more favorable than the terms governing the notes, the Noteholders may exchange the notes at 100% of face value for the securities in such new financing, provided that the exchange is in compliance with applicable securities laws.

Right of First Offer

For the 12-month period from the date of the closing, the Noteholders will have the right of first offer to purchase all or part of any private financing, subject to certain exceptions, including employee options plans, the issuance of stock for situations involving strategic partnerships, acquisition candidates and underwritten public offerings.

Change of Control

In the event a third party acquires greater than 50% of the Company’s outstanding shares of common stock, the Noteholders may elect to have the notes redeemed by the Company at 110% of face value plus all accrued interest and unpaid interest, which, at the Noteholders option, may be paid in cash or common stock.

Placement Agent Fees; Other Fees

The Company engaged H.C. Wainwright & Co., Inc. (“Wainwright”), as the exclusive placement agent in connection with the private placement. Under the Company’s agreement with Wainwright, a cash fee of $210,000 (7% of the gross proceeds of the financing) was paid and, in addition, issued to Wainwright warrants to purchase 1,200,000 shares of common stock at $0.25 and warrants to purchase 1,200,000 shares of common stock at $0.30. The warrants generally have the same terms as the warrants issued to the Noteholders. In addition, the Company agreed to pay to Wainwright a cash fee of 7% of the aggregate consideration received by the Company from the exercise of any warrants. The Company paid the Noteholders approximately $21,000 for the legal fees incurred in connection with this transaction. The Company also engaged 1st SB Partners Ltd. as an advisor in connection with the private placement. Under the Company’s agreement with 1st SB, the Company paid a cash fee of $210,000 (7% of the gross proceeds of the financing) and, in addition, issued to 1st SB warrants to purchase 1,200,000 shares of common stock at $0.25 and warrants to purchase 1,200,000 shares of common stock at $0.30. The warrants generally have the same terms as the warrants issued to the Noteholders.

Acquisition of Earth Biofuels, Inc.

On August 19, 2005 the Company entered into a Securities Purchase Agreement to acquire additional shares of Biofuels, the Company’s 50% owned subsidiary. As a consequence of the acquisition, the Company will own 80% of the issued and outstanding shares of Biofuels. Pursuant to the transaction, the Company will issue 6 million restricted shares of its common stock to Biofuels shareholders.

Acquisition of JSC Kaliningradneft

Effective November 3, 2005, the Company announced that it was exercising its contractual right to rescind the March 2005 stock sale transaction with shareholders of Kaliningrad. The Company’s decision comes after protracted efforts to resolve serious issues that were discovered by the Company post-closing, as well as efforts to resolve the failure of Kaliningrad to provide certain critical financial data that was represented in the March agreement. Specifically, shareholders of Kaliningrad had purported to transfer 90% of its issued and outstanding shares of stock to the Company; however, it became apparent that shareholders of Kaliningrad were not in a position to transfer more than 50.10% of its stock. The Company has been in protracted discussion with the owners of the remaining shares but, so far, has been unable to reach a new agreement with them and has agreed to release any claims it may have had in regard to their shares. Additionally, Kaliningrad, pursuant to the March agreement, was required to provide the Company with audited statements for fiscal years 2003 and 2004, prepared in accordance with U.S. Generally Accepted Accounting Principles, which Kaliningrad has failed to do despite repeated efforts on the part of the Company to secure them. As a result of the above issues, the Company has exercised the contractual right of rescission that was reserved to the Company under the March 2005 stock sale agreement, bill of sale, and $18.5 million convertible debenture. The Company remains in contact with the ownership of Kaliningrad and a new agreement may be reached. In the meantime, the convertible debenture issued by the Company is cancelled and the Company has reserved certain rights that it may have had under the March agreement with respect to the rescission of the stock sale transaction.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Apollo Resources International, Inc. and Subsidiaries
Dallas, Texas

We have audited the accompanying consolidated balance sheet of Apollo Resources International, Inc. and Subsidiaries as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apollo Resources International, Inc. and Subsidiary as of December 31, 2004 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principals generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a working capital deficit and has suffered recurring losses to date, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Chisholm Bierwolf & Nilson, LLC
Bountiful, Utah
April 7, 2005

 APOLLO RESOURCES INTERNATIONAL, INC.
BALANCE SHEETS

December 31, 2004
ASSETS
Current Assets
Cash and cash equivalents	$56,018
Accounts receivable working interest owners	102,790
Trade accounts receivable	35,063
Other current assets	38,352
Total Current Assets	232,223
Property and equipment, net	7,564,531
Patents and assigned technology net of amortization $15,300 and $12,608	35,903
Deposits	56,475
$7,889,132
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$379,152
Royalty payable	807,970
Production and payroll taxes payable	147,067
Notes payable	1,971,072
Total Current Liabilities	3,305,261
Long-term liabilities	—
Total Liabilities	3,305,261
Stockholders’ Equity
Common stock, $.001 par value; 25,000,000 shares authorized; and 23,853,900 shares issued and outstanding at December 31, 2004	$23,854
Additional paid-in capital	6,739,052
Accumulated deficit	(1,610,181)
Common stock issued for future services	(568,854)
Total Stockholders’ Equity	4,583,871
$7,889,132

See accompanying notes to financial statements.

 APOLLO RESOURCES INTERNATIONAL, INC.
STATEMENTS OF OPERATIONS

Year Ended December 31, 2004
Oil & gas sales, net	$69,544
Cost of sales	77,374
Gross profit (loss)	(7,830)
Selling, general and administrative	1,578,732
Operating loss	(1,586,562)
Interest income (expense), net	(23,619)
Loss from operations before income taxes	(1,610,181)
Income taxes	—
Net loss	$(1,610,181)
Loss per common share:
Basic and diluted	$(.08)
Weighted average shares:
Basic and diluted	21,402,207

See accompanying notes to financial statements.

 APOLLO RESOURCES INTERNATIONAL, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock	Additional Paid In Capital	Common Stock Issued for Future Services	Accumulated Deficit	Totals
Balance at inception October 28, 2004	—	—	—	—	—
Stock issued for acquisition of Theseus	18,000	4,482,000	—	—	4,500,000
Reverse merger adjustment	2,952	41,429	—	—	44,381
Issuance of 2,437,000 shares of common stock through PPM sale	2,437	1,605,838	—	—	1,608,275
Issuance of 465,000 shares of Common for services	465	609,785	—	—	610,250
Common stock issued for future services	—	—	(568,854)	—	(568,854)
Net and comprehensive loss	—	—	—	(1,610,181)	(1,610,181)
Balance December 31, 2004	$23,854	$6,739,052	$(568,854)	$(1,610,181)	$4,583,871

See accompanying notes to financial statements.

APOLLO RESOURCES INTERNATIONAL, INC.
STATEMENTS OF CASH FLOWS

Year Ended December 31, 2004
Cash Flows from Operating Activities:
Net loss	$(1,610,181)
Non-cash items included in net loss:
Depreciation and amortization	80,993
Stock issued for services	101,396
Stock compensation expense	1,120,875
Reverse merger adjustment	(44,381)
Changes in assets and liabilities:
Decrease (increase) in:
Accounts receivable	45,273
Prepaid and other assets	(72,097)
Increase (decrease) in:
Accounts payable and accrued expenses	35,872
Net cash used in operating activities	(342,250)
Cash Flows From Investing Activities:
Cash acquired in acquisition	34,576
Net cash provided by investing activities	34,576
Cash Flows From Financing Activities:
Proceeds from sales of common stock	509,900
Repayments of notes payable	(146,208)
Net cash provided by financing activities	363,692
Net Increase in cash	56,018
Cash and cash equivalents
Beginning of year	—
End of year	$56,018

See accompanying notes to financial statements.

APOLLO RESOURCES INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2004

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company and Purpose—The Company was incorporated on July 9, 1997 under the laws of the State of Utah. Effective October 28, 2004, the Company executed a share exchange agreement, in which the Company acquired an oil and natural gas production company. With this acquisition the Company changed its primary business focus to oil & natural gas production. Subsequent acquisitions and ventures have expanded the Company’s oil and gas production capabilities, added oil and natural gas transportation via the acquisition of pipelines and developed an alternative fuels segment with ventures in biodiesel and hydrogen energy alternatives. Before October 28, 2004, the Company was accounted for as a developmental stage company for the purpose of raising capital to invest in a joint venture which acquired a license to certain technology relating to the production of hydrogen, to generate hydrogen for sale, and to market hydrogen generating equipment and products.

Basis of Presentation—The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated. Results of operations for the Company’s oil and gas subsidiary, BC&D Oil and Gas Corporation, (“BC&D”) have been consolidated since October 28, 2004, the effective date of the acquisition. Certain amounts from prior years have been reclassified to conform to the 2004 presentation.

In management’s opinion, these financial statements include all adjustments necessary to present fairly the financial position of the Company at December 31, 2004 and the results of operations and changes in cash flows for the fiscal years ended December 31, 2004. The accounting and reporting policies of the Company conform to generally accepted accounting principles and reflect practices appropriate for its industry. Revenue is recognized when earned in accordance with the accrual basis of accounting. These policies are summarized below.

Management’s Estimates and Assumptions—The presentation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance.

Development Stage Enterprise—Through October 28, 2004, the Company was a Development Stage Enterprise and substantially all of its activities were in connection with the establishment of a new business. The Company adopted Statement of Position 98-5 which requires expensing of costs of start-up activities, including organization costs, as incurred. The Company ended its Developmental Stage on October 28, 2004 when it acquired an oil and gas production company, effectively changing its business focus to oil and gas production from the development of hydrogen generating technology.

Oil and Gas Properties—The Company follows the full cost method of accounting for exploration and development of oil and gas properties whereby all costs in acquiring, exploring and developing properties are capitalized, including estimate of abandonment costs, net of estimated equipment salvage costs. No costs related to production, general corporate overhead, or similar activities have been capitalized. At December 31, 2004 the Company had no capitalized costs of unproved properties and major development projects excluded from capitalized costs being amortized. Leasehold costs are depleted based on the units-of-production method based on estimated proved reserves.

In accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company reviews its long-lived assets to be held and used, including proved oil and gas properties accounted for under the full cost method of accounting, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected future net cash flows is less than the carrying amount of the assets. In this circumstance, the Company recognizes an impairment loss for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset.

Adoption of SFAS 143—The Company has adopted the provisions of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (SFAS 143”) upon the acquisition of BC&D. SFAS 143 amended Statement of Financial Accounting Standards No. 19, “Financial Accounting and Reporting by Oil and Gas Production Companies” to require that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Under the provisions of SFAS 143, asset retirement obligations are capitalized as part of the carry value of the long-lived asset. At December 31, 2004, the Company’s evaluation of its oil and gas properties resulted in no retirement obligations to be capitalized. In addition the Company has no capitalized cost of unproved properties, therefore SFAS 143 did not have and impact on the Company’s calculation of its ceiling test with regard to capitalized cost related to unproved properties.

Cash and Cash Equivalents—Cash equivalents consist of highly liquid investments with original maturities of three months or less.

Accounts Receivable—At December 31, 2004, the amounts carried in accounts receivable were considered by management to be collectible in full.

Accounts Receivable Working Interest Owners—The Company previously advanced funds to working interest owners. As net royalties are earned, the working interest owners are reducing their receivable on a quarterly basis. The working interest owners receive 54% of the revenue and are billed 54% of the direct expenses. For the period since the acquisition beginning October 28, 2004, the working interest owners accrued revenue of $29,377. As of December 31, 2004 the working interest owners owed the Company approximately $103,000.

Concentration of Credit Risk—Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable and temporary cash investments. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company controls its exposure to credit risk through credit approvals, credit limits and monitoring procedures and establishes allowances for anticipated losses. The Company places its temporary cash investments with quality financial institutions and, by policy, limits the amount of credit exposure with any one financial instrument.

Fair Market Value of Financial Instruments—The estimated fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other liabilities approximate their carrying amounts in the financial statements. The Company’s financial instruments include notes payable. The carrying value of notes payable approximates market value because the borrowing rate is similar to other financial instruments with similar terms.

Patents and Assigned Technology—Patent technology related to a Hydrogen Generation System and Fuel Pellet technology relating to the production of hydrogen was recorded at the historical cost when acquired. Any additional costs relating to the technology obtained are being amortized over ten years on a straight-line basis.

Warrants—During 2003, the Company issued a former officer in connection with such officer’s employment agreement, a warrant for 65,000 shares of restricted common stock. Such warrant has an exercise price of $2.50 per share and expires on December 11, 2006. In addition, the Company issued to a shareholder in connection with a private placement, a warrant for the purchase of 110,000 shares of restricted common stock. Such warrant has an exercise price of $2.50 per share and expired February 19, 2005.

Stock Options and Warrants—The Company accounts for its stock-based compensation plans in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and related interpretations. The Company accounts for stock-based compensation for non-employees under the fair value method prescribed by Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” Through December 31, 2004, there have been no significant grants to non-employees.

The Company grants incentive and non-qualified stock options and has reserved 8,350,000 shares of common stock for issuance under its stock option plans. Options to purchase shares of the Company’s common stock have been granted to directors, officers and employees. The majority of the options granted become exercisable at the date of grant, and generally expire three years after the date of grant.

The Company adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123 (SFAS No. 123), “Accounting for Stock Based Compensation.” This statement requires the Company to provide pro forma information regarding net income and net income per share as if compensation cost for the Company’s stock options had been determined in accordance with the fair value method. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 2004 and 2003.

Dividend Yield	0%
Expected volatility	80%
Risk free interest rate	3.25%
Expected life (years)	3

Had compensation cost for the Company’s stock option plans been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company’s net loss and loss per share would have been reduced to the pro forma amounts indicated below:

December 31, 2004
Net loss, as reported	$(1,610,181)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(4,509)
Adjusted net income (loss)	$(1,614,690)
Earnings (loss) per share
As reported
Basic and diluted	$(0.8)
As adjusted
Basic and diluted	$(0.8)

Revenue—Oil and natural gas production revenue is recognized at the time and point of sale after the product has been extracted from the ground.

Research and Development—Research and development costs related to the Company’s development of alternative fuels are expensed as incurred.

Comprehensive Income—Comprehensive income includes all changes in equity except those resulting from investments by stockholders and distributions to stockholders.

Earnings per Share—Earnings (loss) per common share is presented in accordance with the provisions of the Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (SFAS 128), which requires the presentation of “basic” and “diluted” earnings per share. Basic earnings (loss) per share are based on the weighted average shares outstanding. Diluted earnings per share include the effect of dilutive securities such as stock options and warrants.

The following table reconciles basic earnings per share to diluted earnings per share under the provisions of SFAS 128.

	Net Loss (Numerator)	Shares (Denominator)	Per Share Amount
	In thousands, except per share data
Year Ended December 31, 2004
Basic earnings per share	$(1,610,181)	21,402,206	$(0.8)
Effect of dilutive securities:
Stock options and warrants	—	—	—
Diluted earnings per share	$(1,610,181)	21,402,206	$(0.8)

Total stock options and warrants outstanding in 2004 that are not included in the diluted earnings per share computation due to the antidilutive effects are approximately 190,875. Such stock options and warrants are excluded due to the Company incurring a net loss in 2004 and due to exercise prices exceeding the average market value of the Company’s common stock in 2004.

Basic net loss per share is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding during the year (denominator). Diluted net loss per share is computed using the weighted average number of common shares and potential common shares outstanding during the year. Potential common shares result from the assumed exercise, using the treasury stock method, of outstanding stock options and warrants having a dilutive effect. The numerators for each period presented are equal to the reported net loss.

Income Taxes—The Company utilizes the liability method for accounting for income taxes. The liability method accounts for deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to differences between financial statement amounts and tax bases of assets and liabilities. The resulting deferred income tax liabilities are adjusted to reflect changes in tax laws and rates. Temporary differences consist of the difference in financial statement and income tax bases for accounting for start-up and organizational costs. Deferred income taxes related to an asset or liability are classified as current or non-current based on the classification of the related asset or liability. Deferred tax assets related to losses accumulated during the development stage and thereafter have been reduced by a corresponding valuation allowance at December 31, 2004, and accordingly, no income tax expense or benefit has been recognized. Net operating loss carryforwards approximating $4.9 million expire in the years 2013 through 2019.

2. GOING CONCERN AND MANAGEMENT PLANS

During the period ending December 31, 2004, the Company recorded net losses aggregating $1.6 million. The Company’s continued existence is dependent upon its ability to take advantage of acquisition opportunities, raise capital through private securities offerings, secure collateralized debt financing and use these sources of capital to grow and enhance its oil and gas production operations. During the fourth quarter of fiscal 2004 the Company completed the acquisition of BC&D Oil and Gas Corporation (“BC&D”). The acquisition of BC&D marked the initial entrance of the Company into the oil and natural gas production business. During the first quarter of fiscal 2005, the Company completed the acquisition of OGC Pipeline, LLC (“OGC”). The OGC acquisition added a pipeline network to the Company’s assets, enabling the Company to diversify into the oil and gas transmission business. In addition, the Company has acquired a 50% interest in Decarb Technologies, LLC (“Decarb”) and Earth Biofuels, Inc. (“Biofuels”). Decarb is focused on developing hydrogen fuel alternatives involving propane, while Biofuels produces and distributes bio-diesel fuel. As part of establishing the Company’s investment in alternative fuels, the Company executed a purchase and sale agreement on February 25, 2005 to acquire a 50% interest in Biofuels in exchange for 1,700,000 shares of restricted common stock of the Company valued at $.78 per share. Biofuels assets consist primarily of a biodiesel refinery and refueling station. The Company has committed to participate on a 50/50 basis in funding the first phase of construction on a new biodiesel refinery in Durant, Oklahoma, and the expected cost to the Company is approximately $500,000. The principal officer of Biofuels is Mr. Tommy Johnson, CEO and a major stockholder is Mr. Bruce Blackwell. In addition, on December 6, 2004, the Company formed Decarb, a joint venture between the Company and Jed Checketts, a former officer of the Company. The Company has a 50% interest in this venture, and will continue its hydrogen fuel development through this venture. In consideration of the Company’s 50% interest, the Company pledged patents related to a Hydrogen Generation System and Fuel Pellet technology valued at approximately $20,000. The Company also has provided a building located in Trona, California, for the purpose of conducting this research. The Company has committed up to $50,000 to fund this project contingent upon the satisfactory progress of the research. The Company believes these acquisitions will be a major part of establishing future financial stability. The Company has also continued to raise capital through a variety of private securities offerings of its common stock.

Management is focusing on expanding and improving its oil and natural gas production operations and alternative fuels ventures. Through acquisition, organic growth and funding via collateralized loans and private placement offerings, the Company plans to continue to increase the profitability of its operations necessary to support operations.

There can be no assurance that any of management’s plans as described above will be successfully implemented or that the Company will continue as a going concern.

The Company’s Liquidity Plan

Recent operating results give rise to concerns about the Company’s ability to generate cash flow from operations sufficient to make scheduled debt payments as they become due. During the year ended December 31, 2004, and the first quarter of 2005, the Company continued to seek financing from private placements and seek acquisitions to expand its opportunities in the areas of oil and gas production, oil and gas transmission and alternative fuels businesses. The Company has implemented cost saving measures including staff reductions. The Company will take additional cost savings measures, if necessary, to enhance its liquidity position.

The Company’s need to raise additional equity or debt financing and the Company’s ability to generate cash flow from operations sufficient to make scheduled payments on its debts as they become due will depend on its future performance and the Company’s ability to successfully raise capital and implement business and growth strategies. The Company’s performance will also be affected by prevailing economic conditions. Many of these factors are beyond the Company’s control. If future cash flows and capital resources are insufficient to meet the Company’s debt obligations and commitments, the Company may be forced to reduce or delay activities and capital expenditures, obtain additional equity capital or restructure or refinance its debt. In the event that the Company is unable to do so, the Company may be left without sufficient liquidity and it may not be able to meet its debt service requirements. In such a case, this could result in a substantial portion of the Company’s indebtedness becoming immediately due and payable. As a result, the Company’s may not be able to continue operations due to liens or other secured positions placed on the Company’s assets.

3. PROPERTY AND EQUIPMENT

The Company follows the full cost method of accounting for exploration and development of oil and gas properties whereby all costs in acquiring, exploring and developing properties are capitalized, including estimate of abandonment costs, net of estimated equipment salvage costs. No costs related to production, general corporate overhead, or similar activities have been capitalized. Leasehold costs are depleted based on the units-of-production method based on estimated proved reserves. Property and equipment are stated at cost less accumulated depreciation.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the various assets as follows:

Leasehold improvements	5-7 Years
Machinery and equipment	5-7 Years
Gas Plant	7 Years
Automobiles	5 Years

Property, plant and equipment consist of the following:

December 31, 2004
Leasehold improvements	$22,091
Machinery and equipment	2,036,501
Gas Plant	316,443
Intangible drilling costs	229,848
Oil & gas leases	7,694,708
Automobiles	49,107
10,348,698
Less accumulated depreciation, amortization and depletion	2,784,167
$7,564,531

Depreciation, amortization and depletion expense for the year ended December 31, 2004 was $78,301. At December 31, 2004, $14,163 of depletion was recorded using the units-of-production method on the Company’s only cost center consisting of oil and gas properties in northwestern New Mexico.

The Company had no capital expenditures from the date of acquisition to December 31, 2004.

At December 31, 2004 the Company had no capitalized costs of unproved properties and major development projects excluded from capitalized costs being amortized.

4. ACQUISITIONS

Effective October 28, 2004, the Company entered into an acquisition and share exchange agreement with TKM Oil & Gas, Inc., a Texas corporation (“TKM”). The full text of the agreement was filed as Exhibit 10.01 to the Company’s Form 8-K dated October 28, 2004 and is incorporated herein by reference.

As part of the agreement, the Company affected a 2 for 1 reverse split of its common stock. Pursuant to the agreement, the Company acquired all of the issued and outstanding shares of Theseus Resources, Inc. (“Theseus”), at the time, a wholly-owned subsidiary of TKM, in exchange for the issuance of 18,000,000 post-split shares of the Company’s restricted common stock. Theseus is a company consisting solely of 100% ownership of a holding company, Landhold Management Company (“Landhold”), and an oil and gas production company, BC&D Oil and Gas Corporation (“BC&D”).

This transaction was recorded as a reverse acquisition using the purchase method of business combinations. In a reverse acquisition all accounting history becomes, that of the accounting acquirer, therefore all historical information prior to the acquisition is that of Theseus. The operations of Theseus are included from its inception with the inclusion of BC&D from the point of acquisition on October 28, 2004.

As a result of the share exchange, TKM had equity ownership of 18,000,000 shares or approximately 85% of the Company, on October 28, 2004, and the current shareholders of the Company had equity ownership of approximately 2,951,900 shares or 15% of the Company. This transaction resulted in a change of control of the Company and a change of business focus from the development of hydrogen generating technology to the production of oil and natural gas. This acquisition was accounted for using the purchase method of accounting, whereby the net assets and liabilities of Theseus were recorded at their fair value and any excess of fair value over purchase price was allocated to the acquired assets.

The following is a condensed balance sheet disclosing the actual carrying values of BC&D’s assets and liabilities at the acquisition date.

ASSETS
Cash and cash equivalents	$33,524
Accounts receivable	183,126
Fixed assets, net	7,577,621
Other assets	61,325
Total assets	$7,855,596
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$1,238,316
Notes payable	2,117,280
Stockholders’ equity	4,500,000
Total liabilities and stockholders’ equity	$7,855,596

The following represents the approximate pro-forma effect assuming the merger with BC&D had occurred on January 1, 2004, the beginning of the Company’s current fiscal year.

Year Ended December 31, 2004
Net loss, as reported	$(1,610,181)
Additional estimated BC&D net loss (prior to acquisition date)	(473,058)
Pro-forma net loss	$(2,083,239)
Weighted average shares outstanding	21,402,206
Adjustment to reflect common stock issued to TKM	370,341
Pro-forma weighted average shares outstanding	21,031,865
Loss per share, as reported	$(.08)
Pro-forma loss per share	$(.10)

5. EQUITY TRANSACTIONS

During the year ended December 31, 2004, the Company issued 18,000,000 shares of its common stock to acquire 100% of the outstanding common stock of Theseus, which included its wholly owned subsidiary BC&D, an oil and natural gas production company. The Company also issued 2,437,000 shares of its common stock through private placements. These shares were issued at price of $.20 resulting in gross proceeds of $509,900. The proceeds were used to facilitate the working capital needs of the Company. In addition 465,000 shares of the Company’s common stock were issued to consultants pursuant to the Company’s 2004 Stock Option and Award Plan. These shares of common stock were issued at the fair market value price on the date of issuance and resulted in approximately $101,000 of consulting services expense in 2004.

6. OPERATING LEASES

The Company currently maintains an agreement to purchase office space in California to facilitate its hydrogen alternative fuel technology development for $54,994. The office lease is for a term of 59 months commencing on March 31, 2005 at $917 per month. Rent expense was $15,282 and $25,556 for the years ended December 31, 2004 and 2003.

The following is a schedule of future minimum rent payments due:

Year Ending December 31,
2005	8,254
2006	11,006
2007	11,006
2008	11,006
2009	11,006
Thereafter	2,716
Total	54,994

7. STOCK OPTIONS

A summary of the status of the Company’s stock options to employees as of December 31, 2004 and 2003 and changes in the years then ended is presented below.

	2004		2003
Common Option Shares	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	40,875	$2.24	135,000	$2.14
Granted	—	—	90,875	2.37
Exercised	—	—	(50,000)	1.00
Forfeited	(25,000)	2.10	(135,000)	2.14
Outstanding at end of year	15,875	2.00	40,875	$2.24
Options exercisable at year-end	15,875	$2.00	40,875	$2.24
Weighted average grant-date fair value of options granted		$—		$2.00

The following table summarizes information about stock options outstanding at December 31, 2004.

Common Options		Options Outstanding		Options Exercisable
Exercise Price	Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
$2.00	15,875	2.00	$2.00	15,875	$2.00

8. NOTES PAYABLE

At December 31, 2004 the Company maintained notes payable due to its senior lender and to various investors. All notes are classified as current liabilities due to their maturity dates being less than twelve months. The Company’s debt obligations result from the acquisition of BC&D and are as follows:

Lender	Collateral	Maturity Date	Interest Rate	Outstanding Balance
Jimmy Brown	BC&D corporate assets subordinate to Western National Bank	4/17/2005	13.00%	$205,414
Western National Bank (1)	All oil and gas properties of BC&D	On Demand	6.75%	$169,263
TelcoEnergy Corporation		9/22/2005	6.00%	$192,741
Peter Knollenberg		On Demand	6.00%	$160,529
JPB resources, Inc.	BC&D corporate assets subordinate to Western National Bank	2/24/2005	13.00%	$55,556
JPB resources, Inc.	BC&D corporate assets subordinate to Western National Bank	5/20/2005	11.00%	$101,311
Bruce Blackwell (2)		3/5/2005	11.00%	$109,132
Dennis Lueng		On Demand	6.00%	$11,024

(1)   The Company paid off the note with its senior lender during the first quarter of 2005.

(2)   On March 4, 2005, the Company reached agreement with Mr. Blackwell to convert his convertible debenture to common stock of the Company.

9. ROYALTY PAYABLE

The Company has various royalty arrangements with non-working interest owners. As of December 31, 2004 the Company owed royalties of $807,970 to the non-working interest owners.

10. SUPPLEMENTARY OIL AND GAS INFORMATION—FAS 69 (unaudited)

The following unaudited disclosures on standardized measures of discounted cash flows and changes therein relating to proved oil and gas reserves are determined in accordance with United States Statements of Financial Accounting Standards No. 69 “Disclosures About Oil and Gas Producing Activities”.

Standardized Measure of Discounted Future Net Cash Flows and Changes Therein

In calculating the standardized measure of discounted future net cash flows, year-end constant prices and cost assumptions were applied to the Company’s annual future production from proved reserves to determine cash inflows. Future production and development costs are based on constant price assumptions and assume the continuation of existing economic, operating and regulatory conditions. Future income taxes are calculated by applying statutory income tax rates to future pre-tax cash flows after provision for the tax cost of oil and natural gas properties based upon existing laws and regulations. The discount was computed by application of a 10 percent discount factor to the future net cash flows. The calculation of the standardized measure of discounted future net cash flows is based upon discounted future net cash flows prepared by the Company’s independent qualified reserve evaluators in relation to the reserves they respectively evaluated, and adjusted by the Company to account for management’s estimate obligations and future income taxes. The Company cautions that the discounted future net cash flows relating to proved oil and gas reserves are an indication of neither the fair market value of the Company’s oil and gas properties, nor of the future net cash flows expected to be generated from such properties. The discounted future net cash flows do not include the fair market value of exploratory properties and probable or possible oil and gas reserves, nor is consideration given to the effect of anticipated future changes in crude oil and natural gas prices, development, asset retirement and production costs, and possible changes to tax and royalty regulations. The prescribed discount rate of 10 percent may not appropriately reflect future interest rates.

Net Proved Reserves (1),(2)

	Natural Gas	Crude Oil and Natural Gas Liquids
	(millions of cubic feet)	(thousands of barrels)
2004
Beginning of year	—	—
Purchase of reserves in place	10,663	1,645
Production	—	(2)
End of year	10,663	1,643
Developed	1,053	1,624
Undeveloped	9.610	19
Total	10,663	1,643

(1)   Definitions:

a.     “Net” reserves are the remaining reserves of the Company, after deduction of estimated royalties and including royalty interests.

b.     “Proved” reserves are the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reserves under existing economic and operating conditions, i.e. prices and cost as of the date the estimate is made.

c.      “Proved Developed” reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

d.     “Proved Undeveloped” reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(2)   The Company does not file any estimates of total net proved crude oil or natural gas reserves with any U.S. federal authority or agency other than the SEC.

Standardized Measure of Discounted Future Net Cash Flows Related to Proved Oil and Gas Reserves

Year ended December 31, ($ thousands)	United States 2004
Future cash inflows	169,346
Future production costs	47,437
Future development costs	—
Undiscounted pre-tax cash flow	121,909
Future income taxes	—
Future net cash flows	121,909
Less discount of net cash flows using a 10% rate	55,035
Discounted future net cash flows	66,874

Changes in Standardized Measure of Future Net Cash Flows Relating to Proved Oil and Gas Reserves

Year ended December 31, ($ thousands)	United States 2004
Balance, beginning of Year	—
Changes resulting from:
Sales of oil and gas produces during the period	(14)
Purchases of proved reserves in place	66,874
Revisions to quantity estimates	14
Balance, end of year	66,874

Results of Operations

Year ended December 31,	United States 2004
Oil and gas revenues, net of royalties, transportation and selling costs	$69,544
Operating costs, production and mineral taxes	77,374
Depreciation, depletion and amortization	73,669
Operating loss	(81,499)
Income taxes	—
Results of operations	$(81,499)

Capitalized Costs

Year ended December 31,	United States 2004
Proved oil and gas properties	$7,694,708
Unproved oil and gas properties	—
Total capital costs	7,694,708
Accumulated depreciation, depletion and amortization	14,163
Net capitalized costs	$7,680,545

Costs Incurred

Year ended December 31,	United States 2004
Acquisitions:
Proved reserves	$7,694,708
Unproved reserves	—
Total acquisitions	7,694,708
Exploration costs	—
Development costs	—
Total costs incurred	$7,694,708

11. PRODUCTION

The following table summarizes the Company’s net oil and gas production, average sale prices, and average production costs per unit of production for the year ended December 31, 2004. Data reflects operations since the acquisition date October 28, 2004.

Oil:
Production (BPL)	2,495	BBLS
Average sales price per barrel	$41.40
Gas:
Production (MCF)	—
Average price per MCF	$—
Average cost of production	$31.01

12. RELATED PARTY TRANSACTIONS

The Company entered into a management services agreement with DGMAC, LLC effective March 15, 2005. Under the terms of this agreement the Company is charged $40,000 monthly for services provided by Dennis McLaughlin its Chief Executive Officer and Chairman of the Board.

The Company entered into a management services agreement with MAC Partners, LP (“MAC”) effective November 12, 2004. Under the terms of this agreement the Company is charged $45,000 monthly for general administration, human resources, turnkey office and legal services. In addition, MAC provides the services of Mr. J. Mark Ariail and Mr. Wayne McPherson the Company’s Chief Financial Officer and Chief Operating Officer. On February 15, 2005, MAC loaned the Company $112,015.10 through a promissory note bearing interest at 7% per annum. This promissory note matures on February 15, 2007 and contains a default interest provision of 18% per annum. At April 1, 2005 approximately $42,000 was outstanding on this promissory note.

The Company entered into a management services agreement with Johnny Flame Consulting, LLC effective March 15, 2005. Under the terms of the agreement the Company is charged $15,000 monthly for services provided by Christopher Chambers its Corporate Secretary.

13. COMMITMENTS AND CONTINGENCIES

On November 5, 2004, the Company received notice that it has been named as a cross-defendant by cross-complainants Omar V. Sanchez and SovCap Advisors, Inc., in Foster v SovCap, Case No. 04CC08470, as per a filing dated October 15, 2004, in the Superior Court of the State of California for the County of Orange, Central District Center. The complaint by the cross-defendants alleges breach of an oral contract, fraud allegations and claims for indemnity in a suit by one of the Company’s shareholders against SovCap and Sanchez. The Company believes the cross-complaint is without merit but cannot predict the outcome of the cross-complaint at this time.

On March 7, 2005, the Company received notice that it has been named as a defendant, among others, by plaintiffs Donnie Hill, a former employee of the Company, and BC&D Operating Co., Inc. Case No. CV-2005-128 in the Fifth Judicial District Court, State of New Mexico, for the County of Lea. The plaintiffs allege breach of contract related to certain stock purchase agreements with the preceding owner of BC&D, breach of contract related to Mr. Hill’s employment agreement with the preceding owner of BC&D, breach of covenant of good faith and fair dealing, negligent misrepresentation, fraudulent misrepresentation, violation of the New Mexico Securities Act by the preceding owner of BC&D, civil conspiracy, calling for the appointment of a receiver for the assets and business affairs of BC&D, constructive trust, declaratory judgment related to the Company election as successor operators and lastly punitive damages related to the above allegations. These allegations stem from the Company’s execution of a share exchange agreement with TKM, whereby the Company gained control of 100% of the assets of BC&D. The defendants seek unspecified damages regarding the above claims.

The Company has become subject to various other claims and other legal matters in the course of conducting its business. The Company believes that neither such claims and other legal matters nor the cost of prosecuting and/or defending such claims and other legal matters will have a material adverse effect on the Company’s results of operations, financial condition or cash flows.

14. SUPPLEMENTAL CASH FLOW INFORMATION

Significant non-cash transactions are summarized as follows:

December 31, 2004
Common stock issued for services	$101,396
Common stock issued in acquisition of subsidiary	$4,500,000

15. SUBSEQUENT EVENTS

Effective February 7, 2005 the Company acquired 100% membership interest in OGC from SW Energy. In consideration of this acquisition the Company exchanged $4,000,000 of the Company’s common stock valued at $.50, the closing market price on February 7, 2005. In this acquisition the Company acquired approximately 1,800 miles of pipeline used for the transmission of oil and natural gas. Post acquisition, SW Energy owns approximately 18% of the outstanding common stock of the Company.

On March 22, 2005, the Company had executed a stock sale agreement to complete the acquisition of 90% of the issued and outstanding stock of a Russian oil production company, JSC Kaliningradneft (“Kaliningrad”), in exchange for an $18.5 million, 6% annual interest, convertible debenture that was to mature March 18, 2006. This debenture was to be convertible into the Company’s common stock and was subject to a share price not less than $2.00 per share. Effective November 3, 2005, the Company announced that it was exercising its contractual right to rescind the March 2005 stock sale transaction with shareholders of Kaliningrad. The Company’s decision comes after protracted efforts to resolve serious issues that were discovered by the Company post-closing, as well as efforts to resolve the failure of Kaliningrad to provide certain critical financial data that was represented in the March agreement. Specifically, shareholders of Kaliningrad had purported to transfer 90% of its issued and outstanding shares of stock to the Company; however, it became apparent that shareholders of Kaliningrad were not in a position to transfer more than 50.10% of its stock. The Company has been in protracted discussion with the owners of the remaining shares but, so far, has been unable to reach a new agreement with them and has agreed to release any claims it may have had in regard to their shares. Additionally, Kaliningrad, pursuant to the March agreement, was required to provide the Company with audited statements for fiscal years 2003 and 2004, prepared in accordance with U.S. Generally Accepted Accounting Principles, which Kaliningrad has failed to do despite repeated efforts on the part of the Company to secure them. As a result of the above issues, the Company has exercised the contractual right of rescission that was reserved to the Company under the March 2005 stock sale agreement, bill of sale, and $18.5 million convertible debenture. The Company remains in contact with the ownership of Kaliningrad and a new agreement may be reached. In the meantime, the convertible debenture issued by the Company is cancelled and the Company has reserved certain rights that it may have had under the March agreement with respect to the rescission of the stock sale transaction.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROSPECTUS. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

.

UP TO 52,800,000 SHARES
OF OUR
COMMON STOCK

Apollo Resources International, Inc.

November     , 2005

PART II

Item 24.   Indemnification of Directors and Officers

The Revised Utah Business Corporation Act permits indemnification of the officers and directors of a corporation. The Company is required to indemnify a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director of the Company, against reasonable expenses incurred in connection with the proceeding or claim with respect to which he has been successful. Our bylaws provide that the Company is required to indemnify any present or former directors of the Company for any expenses, such monetary judgments, fines, amounts paid in settlement and attorneys fees, arising out of legal proceedings in which the individual becomes involved because he is or was a director. However, the bylaws limit indemnification to a director or former director to those situations where:

•       the director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company;

•       if in criminal proceedings, the director had no reasonable cause to believe his conduct was unlawful; and

•       either the board of directors, acting through a quorum of disinterested directors or on the advice of independent legal counsel, has or the shareholders have made a determination that indemnification is proper in the circumstances.

Moreover, our bylaws require the Company to pay for or reimburse the reasonable expenses incurred by a director or former director who is party to a legal proceeding in advance of the final disposition of the proceeding if:

•       the director provides the Company a written affirmation of his good faith belief that he act acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, in a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful;

•       the director provides the Company a written undertaking to repay the advance if it is ultimately determined that he did not meet the standards of conduct described in his written affirmation; and

•       either the board of directors, acting through a quorum of disinterested directors or on the advice of independent legal counsel, has or the shareholders have made a determination that the payment or reimbursement is proper and would not be precluded by our bylaws or the Utah Revised Business Corporation Act.

The board of directors may indemnify and advance expenses to any officer, employee, or agent of the Company, who is not a director of the Company, for any amount consistent with public policy as determined by the board of directors. The Utah Revised Business Corporation Act provides that a corporation may indemnify any officer, employee or agreement of a corporation subject to the same conditions as for indemnification of directors described above.

Our bylaws also provide that the Company may not indemnify a director or former director if he is adjudged liable to us or deemed to have derived an improper personal benefit in an action in which the director is adjudged liable.

Our restated articles of incorporation further provides that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for any act or omission as a director, subject to the limitations and procedures described above. In addition, in a legal proceeding initiated on behalf of the Company, the indemnification to the director or former director is limited to his reasonable expenses incurred in connection with the proceeding.

Insofar as indemnification for the liabilities arising under Securities Act of 1933 may be permitted to our directors, officers or persons controlling our company pursuant to the provisions described above, we have been informed that in the opinion of SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

We may also purchase and maintain insurance to provide indemnification.

Item 25.   Other Expenses of Issuance and Distribution.

The estimated expenses payable by the Company in the connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fees		$2,200
Legal Fees and Expenses		$35,000
Accounting Fees and Expenses	$	*
Financial Printing	$	*
Transfer Agent Fees	$	*
Miscellaneous	$	*
TOTAL	$	*

*                    To be filed by amendment.

None of the foregoing expenses are being paid by the selling shareholders.

Item 26.   Recent Sales of Unregistered Securities

Except as set forth below, there were no sales of unregistered securities by the Registrant during the past three years. The securities issued in the private transactions described below were offered and sold pursuant to the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D or, to the extent applicable to offers made outside the United States, pursuant to the provisions of Regulation S.

In each of these issuances the recipient represented that he/she/it was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

Recent Private Placement

On June 30, 2005, we entered into (and on July 7, 2005 completed the transaction contemplated by) a Note and Warrant Purchase Agreement with the entities listed below, pursuant to which we issued $3,000,000 principal amount of 8% Secured Convertible Promissory Notes and related securities.

Name	Aggregate Principal Amount of Notes	Warrants	Additional Investment Right
Cranshire Capital, L.P.	$250,000	1,000,000	$250,000
Crescent International Ltd.	$500,000	2,000,000	$500,000
Iroquois Master Fund Ltd.	$500,000	2,000,000	$500,000
Omicron Master Trust	$250,000	1,000,000	$250,000
RHP Master Fund, Ltd.	$550,000	2,200,000	$550,000
Smithfield Fiduciary LLC	$300,000	1,200,000	$300,000
SRG Capital, LLC	$150,000	600,000	$150,000
Sunrise Equity Partners, L.P.	$500,000	2,000,000	$500,000
TOTAL	$3,000,000	12,000,000	$3,000,000

The following summarizes the principal terms of the transaction:

Terms of Secured Convertible Promissory Notes

Pursuant to the Note and Warrant Purchase Agreement, we sold to the parties listed above an aggregate of $3,000,000 principal amount of 8% secured convertible promissory notes, together with warrants to purchase an aggregate of 12,000,000 shares of our common stock, and an additional investment right entitling the holders to purchase from us up to an additional $3,000,000 of 8% secured convertible promissory notes and warrants to purchase an aggregate of 12,000,000 shares of our common stock.

These notes are secured by a continuing security interest in certain of our assets pursuant to the terms of a security agreement among Apollo Resources International, Inc., its wholly owned subsidiaries BC&D and OGC, and the parties listed above. Additional terms of the 8% secured convertible notes include:

•       Unless converted or redeemed as described below, the 8% secured convertible notes are due on December 30, 2007.

•       8% annual interest, payable semi-annually in arrears beginning December 1, 2005. The interest is payable either in cash or at our option (subject to the satisfaction of certain conditions) in shares of our common stock valued at 92.55% of the volume weighted average price of our common stock for the 5 trading days prior to the payment date.

•       While the notes are outstanding, if we issue equity or equity linked securities at a price lower than the conversion price, then the conversion price of these 8% secured convertible notes will be reduced to the same price.

•       The notes are convertible at any time at the option of the holder into shares of our common stock at a conversion price of $0.25 per share. The conversion price is also subject to adjustment upon the occurrence of certain specified events, including stock dividends and stock splits, mergers or consolidations, or certain issuances of common stock at a price below the initial conversion price of $0.25 per share, subject to adjustment as set forth above.

•       The number of shares of our common stock acquired by any holder upon conversion of the notes is limited to the extent necessary to ensure that following the conversion the total number of shares of our common stock beneficially owned by the holder does not exceed 4.999% of our issued and outstanding common stock.

•       We can prepay all or any portion of the principal amount of the notes, plus any accrued but unpaid interest at 120% of face amount, but only if certain conditions are satisfied, including an effective registration. If we should elect to prepay the notes, the holders will have 30 calendar days to convert the notes into shares of our common stock. If we elect to prepay the notes, we must do so pro-rata amongst the holders.

Terms of Warrants

We also issued warrants to purchase up to 12,000,000 shares of our common stock. The warrants are exercisable for five years from the date of issuance at an exercise price of $0.30 per share.

The warrant exercise price is subject to adjustment upon the occurrence of certain specified events, including stock dividends and stock splits, pro rata distributions of equity securities, evidences of indebtedness, rights or warrants to purchase common stock or cash or any other asset, mergers or consolidations, or certain issuances of common stock at a price below the initial exercise price of $0.30 per share.

The warrants include a “cashless exercise” feature, which permits the holder to exercise the warrants by surrender of a portion of the warrants. The cashless exercise feature is available to the holder, if at the time of exercise, there is not in effect a registration statement covering the shares underlying the warrants.

Terms of Additional Investment Right

We also issued an additional investment right, which entitles the holders to purchase (a) up to an additional $3,000,000 principal amount of 8% secured convertible notes and (b) warrants to purchase up to an additional 12,000,000 shares of our common stock. This additional investment right vests 30 days following the registration of the underlying shares of common stock and ends six months thereafter. The terms and conditions of the securities contained in the additional investment right will be identical to the initial notes and warrants.

Registration of Common Stock

We agreed to file a registration statement with the Securities and Exchange Commission registering the shares of common stock issuable upon conversion of the notes and exercise of the warrants, as well as the shares related to the additional investment right. If we had failed to file the registration statement on a timely basis, or if it is not declared effective by the Securities and Exchange Commission within a maximum of 120 days from the date we closed the transaction contemplated by the Note and Warrant Purchase Agreement (July 7, 2005), we are required to pay to the investors liquidated damages equal to 2.0% of the amount invested and liquidated damages equal to 1.0% of the amount invested for each subsequent 30-day period.

Exchange Rights

For the 24-month period from the date of the closing, if we complete a private equity or equity-linked financing on terms more favorable than the terms governing the notes, the holders of the notes may exchange the notes at 100% of face value for the securities in such new financing, provided that the exchange is in compliance with applicable securities laws.

Right of First Offer

For the 12-month period from the date of the closing, the note holders will have the right of first offer to purchase all or part of any private financing, subject to certain exceptions, including employee options plans, the issuance of stock for situations involving strategic partnerships, acquisition candidates and underwritten public offerings.

Change of Control

In the event a third party acquires greater than 50% of our outstanding shares of common stock, the holders may elect to have the Notes redeemed by us at 110% of face value plus all accrued interest and unpaid interest, which, at the holders’ option, may be paid in cash or common stock.

Placement Agent Fees; Other Fees

We engaged H.C. Wainwright & Co., Inc., as the exclusive placement agent in connection with the private placement. Under our agreement with Wainwright, we paid them a cash fee of $210,000 (7% of the gross proceeds of the financing) and, in addition, we issued to Wainwright warrants to purchase 1,200,000 shares of common stock at $0.25 and warrants to purchase 1,200,000 shares of common stock at $0.30. The warrants generally have the same terms as the warrants issued to the investors. In addition, we agreed to pay to Wainwright, a cash fee of 7% of the aggregate consideration received by us from the exercise of any warrants. We paid the investors $21,000 for the legal fees they incurred in connection with this transaction. We also engaged 1st SB Partners Ltd. as an advisor in connection with the private placement. Under our agreement with 1st SB, we issued to 1st SB warrants to purchase 1,200,000 shares of common stock at $0.25 and warrants to purchase 1,200,000 shares of common stock at $0.30. The warrants generally have the same terms as the warrants issued to the investors. Both H.C. Wainwright & Co., Inc. and 1st SB Partners Ltd., exercised their cashless exercise feature, on both warrants, on September 8, 2005. Both organizations received 1,219,458 shares of the Company’s common stock upon exercise of their warrants.

Recent Private Placements

During the period November 17, 2004 to January 4, 2005, we issued 2,501,500 shares of our common stock to 18 accredited and 10 non-accredited investors, for an aggregate purchase price of $500,300 cash, less $100,045 in commissions.

During the period February 16, 2005 to July 15, 2005, we issued 4,155,958 shares of our common stock to 40 accredited and 9 non-accredited investors, for an aggregate purchase price of $920,352 cash.

During the period March 21, 2005 to July 25, 2005, we issued 8,744,721 shares of our common stock to 375 accredited investors, for an aggregate purchase price of $3,610,003 cash, less $2,527,001 in commissions.

During the period August 1, 2005 to October 25, 2005, we issued 2,752,833 shares of our common stock to 122 accredited investors, for an aggregate purchase price of $974,325 cash, less $492,412 in commissions.

Item 27.   Exhibits

Exhibit No.	Document Description
3.1	Restated Articles of Incorporation filed February 1, 2005(1)
3.2	Restated Articles of Incorporation effective September 15, 2005**
3.3	Bylaws**
4.1	Form of investor Warrant**
4.2	Form of H.C. Wainwright & Co. Inc. Warrant**
4.3	Form of 1st SB Partners Ltd. Warrant**
4.4	Form of 8% Secured Convertible Promissory Note**
5.1	Opinion of Scheef & Stone, LLP*

10.1	Registration Rights Agreement, dated as of June 30, 2005 by and among the Company and each investor named on Schedule I thereto**
10.2	Note and Warrant Purchase Agreement, dated as of June 30, 2005 by and among the Company and each investor named on Exhibit A thereto**
21.1	List of Subsidiaries**
23.1	Consent of Chisholm, Bierwolf & Nilson, LLC**
23.2	Consent of Scheef & Stone, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on Signature page)

(1)          Previously filed as Appendix A to our Form DEF 14C, SEC File No. 0-25873, filed with the Commission on January 14, 2005 and incorporated herein by reference.

*                    To be filed by amendment.

**             Previously filed with our Form SB-2, filed on August 26, 2005 and incorporated herein by reference.

Item 28.   Undertakings

The undersigned hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Dallas, Texas, on this 10th day of November, 2005.

APOLLO RESOURCES INTERNATIONAL, INC.
By:	/s/	DENNIS MCLAUGHLIN
Dennis McLaughlin, Chief Executive Officer and Chairman of the Board of Directors

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis McLaughlin and J. Mark Ariail, and each of them, as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all instruments which said attorneys-in-fact and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules and regulations or requirements of the Securities and Exchange Commission in connection with this registration statement, including any and all amendments, (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ DENNIS MCLAUGHLIN	Chief Executive Officer and	November 10, 2005
Dennis McLaughlin	Chairman of the Board of Directors (Principal Executive Officer)
/s/ WAYNE MCPHERSON	Chief Operating Officer and Director	November 10, 2005
Wayne McPherson
/s/ J. MARK ARIAIL	Chief Financial Officer and	November 10, 2005
J. MARK ARIAIL	Director (Principal Financial and Accounting Officer)
/s/ KIT CHAMBERS	Corporate Secretary and Director	November 10, 2005
Kit Chambers

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Restated Articles of Incorporation filed February 1, 2005(1)
3.2	Restated Articles of Incorporation effective September 15, 2005**
3.3	Bylaws**
4.1	Form of investor Warrant**
4.2	Form of H.C. Wainwright & Co. Inc. Warrant**
4.3	Form of 1st SB Partners Ltd. Warrant**
4.4	Form of 8% Secured Convertible Promissory Note**
5.1	Opinion of Scheef & Stone, LLP*
10.1	Registration Rights Agreement, dated as of June 30, 2005 by and among the Company and each investor named on Schedule I thereto**
10.2	Note and Warrant Purchase Agreement, dated as of June 30, 2005 by and among the Company and each investor named on Exhibit A thereto**
21.1	List of Subsidiaries**
23.1	Consent of Chisholm, Bierwolf & Nilson, LLC**
23.2	Consent of Scheef & Stone, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on Signature page)

(1)          Previously filed as Appendix A to our Form DEF 14C, SEC File No. 0-25873, filed with the Commission on January 14, 2005 and incorporated herein by reference.

*                    To be filed by amendment.

**             Previously filed with our Form SB-2, filed on August 26, 2005 and incorporated herein by reference.